As filed with the Securities and Exchange Commission on January 27, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LKQ CORPORATION*

(Exact Name of Registrant as Specified in its Charter)

Delaware	5010	36-4215970
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

500 West Madison Street, Suite 2800

Chicago, IL 60661

(312) 621-1950

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Victor M. Casini

Senior Vice President, General Counsel and Corporate Secretary

LKQ Corporation

500 West Madison Street, Suite 2800

Chicago, Illinois 60611

(312) 621-1950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

J. Craig Walker, Esq.

K&L Gates LLP

70 West Madison Street, Suite 3100

Chicago, Illinois 60602

(312) 372-1121

*	The additional registrants listed on Schedule A on the next page are also included in this Form S-4 Registration Statement as additional registrants.

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post–effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
4.75% Senior Notes due 2023	$600,000,000	100%	$600,000,000(1)	$77,280
Guarantees of 4.75% Senior Notes due 2023 (2)	—	—	—	— (3)

(1)	Calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended (“Securities Act”).
(2)	See the following page for a table setting forth the guarantors, all of which are additional registrants.
(3)	Pursuant to Rule 457(n) under the Securities Act, no additional registration fee is payable with respect to the guarantees.

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

ADDITIONAL REGISTRANTS

Exact Name of Additional Registrant (1)	Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification No.
Accu-Parts LLC	New York	5010	20-0092983
Akron Airport Properties, Inc.	Ohio	5010	31-1681284
American Recycling International, Inc.	California	5010	95-3072886
A-Reliable Auto Parts & Wreckers, Inc.	Illinois	5010	36-3196417
ATK Motorsports Inc.	California	5010	26-2163461
Budget Auto Parts U-Pull-It, Inc.	Louisiana	5010	72-1391853
City Auto Parts of Durham, Inc.	North Carolina	5010	56-0817363
Damron Holding Company, LLC	Delaware	5010	36-4241654
DAP Trucking, LLC	Florida	5010	47-0916175
Double R Auto Sales, Inc.	Florida	5010	59-3620701
Gearhead Engines Inc.	California	5010	68-0042988
Greenleaf Auto Recyclers, LLC	Delaware	5010	38-3454720
KAI China LLC	Delaware	5010	None
KAIR IL, LLC	Illinois	5010	27-2172437
Keystone Automotive Industries, Inc.	California	5010	95-2920557
Kwik Auto Body Supplies, Inc.	Massachusetts	5010	04-2308300
Lakefront Capital Holdings, Inc.	California	5010	20-8396693
LKQ 1st Choice Auto Parts, LLC	Oklahoma	5010	36-4215970
LKQ 250 Auto, Inc.	Ohio	5010	36-4251355
LKQ A&R Auto Parts, Inc.	South Carolina	5010	57-0736192
LKQ All Models Corp.	Arizona	5010	36-4264411
LKQ Apex Auto Parts, Inc.	Oklahoma	5010	73-1097685
LKQ Atlanta, L.P.	Delaware	5010	36-4240899
LKQ Auto Parts of Central California, Inc.	California	5010	95-2907390
LKQ Auto Parts of Memphis, Inc.	Arkansas	5010	36-4284064
LKQ Auto Parts of North Texas, Inc.	Delaware	5010	01-0550506
LKQ Auto Parts of North Texas, L.P.	Delaware	5010	01-0550529
LKQ Auto Parts of Orlando, LLC	Florida	5010	47-0916179
LKQ Auto Parts of Utah, LLC	Utah	5010	36-4275892
LKQ Best Automotive Corp.	Delaware	5010	01-0550489
LKQ Birmingham, Inc.	Alabama	5010	36-4264384
LKQ Brad’s Auto & Truck Parts, Inc.	Oregon	5010	93-1320581
LKQ Broadway Auto Parts, Inc.	New York	5010	14-1737377
LKQ Copher Self Service Auto Parts-Bradenton Inc.	Florida	5010	65-0062077
LKQ Copher Self Service Auto Parts-Clearwater Inc.	Florida	5010	59-2933437
LKQ Copher Self Service Auto Parts-St. Petersburg Inc.	Florida	5010	59-2975988
LKQ Copher Self Service Auto Parts-Tampa Inc.	Florida	5010	59-2609050
LKQ Crystal River, Inc.	Florida	5010	59-2238605
LKQ Finance 1 LLC	Delaware	5010	45-3325694
LKQ Finance 2 LLC	Delaware	5010	45-3325793
LKQ Foster Auto Parts Salem, Inc.	Oregon	5010	91-1785335
LKQ Foster Auto Parts Westside LLC	Oregon	5010	36-4304501
LKQ Foster Auto Parts, Inc.	Oregon	5010	93-0510648
LKQ Gorham Auto Parts Corp.	Maine	5010	36-4295833
LKQ Great Lakes Corp.	Indiana	5010	36-4318034

LKQ Heavy Truck-Texas Best Diesel, L.P.	Texas	5010	42-1696754
LKQ Holding Co.	Delaware	5010	31-1692161
LKQ Hunts Point Auto Parts Corp.	New York	5010	52-2183622
LKQ Lakenor Auto & Truck Salvage, Inc.	California	5010	36-4261867
LKQ Management Company	Delaware	5010	36-4261192
LKQ Metro, Inc.	Illinois	5010	37-0972933
LKQ Mid-America Auto Parts, Inc.	Kansas	5010	48-1140432
LKQ Midwest Auto Parts Corp.	Nebraska	5010	36-4299482
LKQ Minnesota, Inc.	Minnesota	5010	41-0919186
LKQ of Indiana, Inc.	Indiana	5010	36-4278442
LKQ of Michigan, Inc.	Michigan	5010	36-4264412
LKQ of Nevada, Inc.	Nevada	5010	88-0414851
LKQ of Tennessee, Inc.	Tennessee	5010	36-4312913
LKQ Online Corp.	Delaware	5010	20-0655426
LKQ Penn-Mar, Inc.	Pennsylvania	5010	32-0025173
LKQ Plunks Truck Parts & Equipment—Jackson, Inc.	Mississippi	5010	27-2960691
LKQ Powertrain, Inc.	Delaware	5010	26-3858993
LKQ Precious Metals, Inc.	Rhode Island	5010	80-0822348
LKQ Raleigh Auto Parts Corp.	North Carolina	5010	36-4310551
LKQ Route 16 Used Auto Parts, Inc.	Massachusetts	5010	04-2819439
LKQ Salisbury, Inc.	North Carolina	5010	36-4264385
LKQ Savannah, Inc.	Georgia	5010	58-0966027
LKQ Self Service Auto Parts-Holland, Inc.	Michigan	5010	38-2288793
LKQ Self Service Auto Parts-Kalamazoo, Inc.	Michigan	5010	56-2336194
LKQ Self Service Auto Parts-Memphis LLC	Tennessee	5010	36-4284064
LKQ Self Service Auto Parts Tulsa, Inc.	Oklahoma	5010	73-1098294
LKQ Smart Parts, Inc.	Delaware	5010	31-1692164
LKQ Southwick LLC	Massachusetts	5010	04-2819439
LKQ Taiwan Holding Company	Illinois	5010	80-0565845
LKQ Tire & Recycling, Inc.	Delaware	5010	27-1915361
LKQ Trading Company	Delaware	5010	27-1915301
LKQ Triplett ASAP, Inc.	Ohio	5010	34-0757358
LKQ U-Pull-It Auto Damascus, Inc.	Oregon	5010	93-0667967
LKQ U-Pull-It Tigard, Inc.	Oregon	5010	93-1090239
LKQ West Michigan Auto Parts, Inc.	Michigan	5010	38-2269339
Michael Auto Parts, Incorporated	Florida	5010	59-0590985
North American ATK Corporation	California	5010	95-3719642
P.B.E. Specialties, Inc.	Massachusetts	5010	04-3507861
Pick-Your-Part Auto Wrecking	California	5010	95-3406551
Potomac German Auto South, Inc.	Florida	5010	59-3507389
Potomac German Auto, Inc.	Maryland	5010	52-1637030
Pull-N-Save Auto Parts, LLC	Colorado	5010	20-8081775
Redding Auto Center, Inc.	California	5010	36-4261871
Scrap Processors, LLC	Illinois	5010	20-2818944
Speedway Pull-N-Save Auto Parts, LLC	Florida	5010	20-8105042
Supreme Auto Parts, Inc.	Pennsylvania	5010	10-0037859
U-Pull-It, Inc.	Illinois	5010	36-4120005
U-Pull-It, North, LLC	Illinois	5010	35-2188557

(1)	The address for the principal executive offices of each of the additional registrants is 500 West Madison Street, Suite 2800, Chicago, IL 60661.

The information in this prospectus is not complete and may be changed. We may not issue the exchange notes in the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated January 27, 2014

PROSPECTUS

LKQ Corporation

Offer to Exchange up to

$600,000,000

4.75% Senior Notes due 2023

which have been registered under the Securities Act of 1933

for any and all outstanding unregistered

4.75% Senior Notes due 2023

We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange up to $600.0 million aggregate principal amount of registered 4.75% Senior Notes due 2023 (the “exchange notes”) for any and all of our $600.0 million aggregate principal amount of unregistered 4.75% Senior Notes due 2023 that were issued in a private placement on May 9, 2013 (the “original notes”). The exchange notes are substantially identical to the original notes, except the exchange notes are registered under the Securities Act of 1933, as amended (the “Securities Act”), and the transfer restrictions and registration rights, and related additional interest provisions, applicable to the original notes will not apply to the exchange notes. The exchange notes will represent the same debt as the original notes and we will issue the exchange notes under the same indenture under which the original notes were issued. As with the original notes, the exchange notes are fully and unconditionally guaranteed by the guarantors of the original notes.

We refer to the original notes and the exchange notes collectively in this prospectus as the “notes.” We refer to this exchange offer as the “exchange offer.”

The original notes sold pursuant to Rule 144A under the Securities Act bear the CUSIP number 501889AA7, and the original notes sold pursuant to Regulation S under the Securities Act bear the CUSIP number U5463TAA0.

Terms of the Exchange Offer

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2014, unless we extend it.

•	The exchange offer is subject to customary conditions, which we may waive.

•	We will exchange all original notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for an equal principal amount of exchange notes.

•	You may withdraw your tender of original notes at any time prior to the expiration of the exchange offer.

•	If you fail to tender your original notes, you will continue to hold unregistered, restricted securities, and it may be difficult to transfer them.

•	We believe that the exchange of original notes for exchange notes will not be a taxable transaction for U.S. federal income tax purposes, but you should see the discussion under the caption “Certain United States Federal Income Tax Considerations” for more information.

•	We will not receive any proceeds from the exchange offer.

Investing in the notes involves risks. See “Risk Factors,” beginning on page 9, for a discussion of certain factors that you should consider before deciding to exchange original notes for exchange notes pursuant to this exchange offer.

Each broker-dealer that receives the exchange notes for its own account pursuant to this exchange offer must acknowledge by way of the letter of transmittal that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

There is no established trading market for the original notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2014.

THIS PROSPECTUS INCORPORATES BUSINESS AND FINANCIAL INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. WE ARE RESPONSIBLE ONLY FOR THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. IF ANYONE PROVIDES YOU WITH DIFFERENT OR INCONSISTENT INFORMATION, WE TAKE NO RESPONSIBILITY FOR ANY SUCH INFORMATION. THIS PROSPECTUS MAY BE USED ONLY FOR THE PURPOSE FOR WHICH IT HAS BEEN PREPARED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THE APPLICABLE DOCUMENT. OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS MAY HAVE CHANGED SINCE THAT DATE.

WE ARE NOT MAKING THIS EXCHANGE OFFER TO, NOR WILL WE ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF ORIGINAL NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER WOULD VIOLATE SECURITIES OR BLUE SKY LAWS OR WHERE IT IS OTHERWISE UNLAWFUL.

You can obtain documents incorporated by reference in this prospectus, other than some exhibits to those documents, by requesting them in writing or by telephone from us at the following:

LKQ Corporation

Attention: Corporate Secretary

500 West Madison Street, Suite 2800

Chicago, IL 60661

(312) 621-1950

i

You will not be charged for any of the documents that you request.

In order to ensure timely delivery of the requested documents, requests should be made no later than             , 2014, which is five business days before the date this exchange offer expires. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the expiration date, as extended.

CAUTIONARY DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus (including information incorporated by reference) are “forward-looking statements” and are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have tried to identify these forward-looking statements by using words such as “may,” “might,” “will,” “expect,” “anticipate,” “believe,” “could,” “intend,” “plan,” “estimate,” “should,” “if,” “project,” and similar expressions. We have based these forward-looking statements on our current expectations and projections about future events. However, these forward-looking statements are subject to risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different. Some of these risks, uncertainties and other factors are set forth in this prospectus, in our Annual Report on Form 10-K for the year ended December 31, 2012, and in other documents we have filed with the SEC, and include, among other things:

•	uncertainty as to changes in North American and European general economic activity and the impact of these changes on the demand for our products and our ability to obtain financing for operations;

•	fluctuations in the pricing of new original equipment manufacturer (“OEM”) replacement products;

•	the availability and cost of our inventory;

•	variations in the number of vehicles sold, vehicle accident rates, miles driven, and the age profile of vehicles in accidents;

•	changes in state or federal laws or regulations affecting our business;

•	changes in the types of replacement parts that insurance carriers will accept in the repair process;

•	inaccuracies in the data relating to industry size published by independent sources upon which we rely;

•	changes in the level of acceptance and promotion of alternative automotive parts by insurance companies and auto repairers;

•	changes in the demand for our products and the supply of our inventory due to severity of weather and seasonality of weather patterns;

•	increasing competition in the automotive parts industry;

•	uncertainty as to the impact on our industry of any terrorist attacks or responses to terrorist attacks;

•	our ability to satisfy our debt obligations and to operate within the limitations imposed by financing arrangements;

•	our ability to obtain financing on acceptable terms to finance our growth;

•	declines in the values of our assets;

•	fluctuations in fuel and other commodity prices;

•	fluctuations in the prices of scrap metal and other metals;

•	our ability to develop and implement the operational and financial systems needed to manage our operations;

•	our ability to identify sufficient acquisition candidates at reasonable prices to maintain our growth objectives;

•	our ability to integrate, realize expected synergies, and successfully operate acquired companies, including, without limitation, Keystone Automotive Holdings, Inc., and any companies acquired in the future, and the risks associated with these companies;

•	claims by OEMs or others that attempt to restrict or eliminate the sale of alternative automotive products;

•	termination of business relationships with insurance companies that promote the use of our products;

•	product liability claims by the end users of our products or claims by other parties who we have promised to indemnify for product liability matters;

•	currency fluctuations in the U.S. dollar versus other currencies and currency fluctuations in the pound sterling and euro versus other currencies;

•	periodic adjustments to estimated contingent purchase price amounts;

•	instability in regions in which we operate that can affect our supply of certain products;

•	interruptions, outages or breaches of our operational systems, security systems, or infrastructure as a result of attacks on, or malfunctions of, our systems;

•	our level of debt, which could impair our financial health and prevent us from fulfilling our obligations under the notes;

•	the notes and the guarantees will be effectively subordinated to any of our and our guarantors’ secured indebtedness to the extent of the value of the collateral securing that indebtedness;

•	we may be unable to generate sufficient cash to service all of our indebtedness, including the notes, and meet our other ongoing liquidity needs and may be forced to take other actions to satisfy our obligations under our indebtedness, which may be unsuccessful;

•	the notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly;

•	key terms of the notes will be suspended if the notes achieve investment grade ratings and no default or event of default has occurred and is continuing;

•	we may be unable to repurchase notes in the event of a change of control as required by the indenture;

•	holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets;

•	an active trading market may not develop for the notes;

•	federal and state fraudulent transfer laws may permit a court to void the notes or any of the guarantees, and if that occurs, you may not receive any payments on the notes; and

•	our credit ratings may not reflect all risks associated with an investment in the notes.

Given these risks and uncertainties, readers are cautioned not to place undue reliance on our forward-looking statements. Projections and other forward-looking statements included in this prospectus have been prepared based on assumptions, which we believe to be reasonable, but not in accordance with GAAP or any guidelines of the SEC. Actual results may vary, perhaps materially. You are strongly cautioned not to place undue reliance on such projections and other forward-looking statements. All subsequent written and oral forward-looking statements attributable to LKQ Corporation or to persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Except as required by federal securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any such forward-looking statements, whether made in this prospectus or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed above. For further discussion of these and other factors that could impact our future results, performance or transactions, please carefully read “Risk Factors.”

MARKET AND INDUSTRY DATA

Market data used throughout this prospectus and in the documents incorporated by reference herein is based on management’s knowledge of the industry and the good faith estimates of management. We also relied, to the extent available, upon management’s review of independent industry surveys and publications and other publicly available information prepared by a number of sources, including the Automotive Aftermarket Industry Association, CCC Information Services Inc., LMC Automotive, and Mitchell International, Inc. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates.

INCORPORATION BY REFERENCE

We file annual, quarterly and current reports and other information with the SEC. In this prospectus, we “incorporate by reference” the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, including any filings after the date of this prospectus, until the completion of the exchange offer of the exchange notes:

•	our Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 1, 2013 (including the portions of our Proxy Statement for our 2013 annual meeting of shareholders, filed on March 22, 2013, incorporated by reference therein);

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013 filed on April 26, 2013, Form 10-Q for the quarter ended June 30, 2013 filed on August 2, 2013, and Form 10-Q for the quarter ended September 30, 2013 filed on November 1, 2013; and

•	our Current Reports on Form 8-K filed on January 8, 2013 (Item 5.02 only), Form 8-K filed on January 17, 2013 (Item 5.02 only), Form 8-K filed on March 8, 2013 (Item 5.02 only), Form 8-K filed on April 25, 2013 (Item 1.01 only), two Form 8-Ks filed on April 29, 2013 (Item 8.01 only), Form 8-K filed on May 1, 2013 (Item 8.01 only), two Form 8-Ks filed on May 3, 2013 (Item 8.01 only), Form 8-K filed on May 6, 2013 (Items 1.01 and 2.03 only), Form 8-K filed on May 10, 2013 (Items 1.01, 2.03 and 5.07 only), Form 8-K filed on August 14, 2013 (Item 8.01 only), Form 8-K filed on November 6, 2013 (Item 5.03 only), Form 8-K filed on December 10, 2013 (Item 1.01 only), Form 8-K filed on December 23, 2013 (Item 5.03 only), Form 8-K filed on January 7, 2014, and Form 8-K filed on January 27, 2014 setting forth subsidiary guarantor financial information.

Nothing in this prospectus shall be deemed to incorporate information furnished, but not filed, with the SEC, including pursuant to Item 2.02 or Item 7.01 of Form 8-K and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit thereto. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently dated or filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus from the SEC through the SEC’s website or at the SEC’s address listed under the heading “Where You Can Find Additional Information.” We will provide, upon request, to each holder to whom this prospectus is delivered a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference into this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, write to or call our Corporate Secretary, LKQ Corporation, 500 West Madison Street, Suite 2800, Chicago, IL, 60661, (312) 621-1950. The information contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference into this prospectus. You should rely only upon the information provided in this prospectus or incorporated in this prospectus by reference. We have not authorized anyone to provide you with any additional or different information. You should not assume that the information in this prospectus, including any information incorporated by reference, is accurate as of any date other than the date indicated on the front cover of this prospectus or as of the respective dates of such document incorporated by reference.

v

SUMMARY

This summary highlights significant aspects of our business and this exchange offer, but it is not complete and may not contain all of the information that may be important to you. You should read the entire prospectus carefully, including the historical financial statements and the related notes incorporated by reference elsewhere in this prospectus, and especially the information presented under the headings “Risk Factors” and “Cautionary Disclosure Regarding Forward-Looking Statements” before making an investment decision.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to the terms “we,” “us,” “our” and the “Company” refer to LKQ Corporation and its subsidiaries and joint ventures.

Our Company

We are North America’s largest provider of alternative vehicle collision replacement products and a leading provider of recycled transmissions and remanufactured engines. There are primarily five types of vehicle replacement products: new products produced by original equipment manufacturers (“OEMs”), which are commonly known as OEM products; new products produced by companies other than the OEMs, which are sometimes referred to as aftermarket products; recycled products obtained from salvage vehicles; used products that have been refurbished; and used products that have been remanufactured.

We focus primarily on selling aftermarket, recycled, refurbished, and remanufactured replacement and collision parts, components and systems needed to repair cars and trucks. From our more than 390 facilities throughout North America, we are able to reach most major markets in the United States and Canada. We believe we are also the largest dismantler of heavy duty trucks in the United States. We are a leading provider of alternative vehicle replacement products in the United Kingdom and automotive aftermarket products in the Benelux region. In addition to our wholesale operations, we operate self service retail facilities across the U.S. that sell recycled automotive products. In 2012, our North American and United Kingdom operations sold more than 107,000 SKUs and 112,000 SKUs, respectively.

The majority of our products and services are sold to collision repair shops, also known as body shops, and mechanical repair shops. We also generate a portion of our revenue from scrap sales to metal recyclers. Additionally, we indirectly rely on insurance companies, which ultimately pay for the majority of collision repairs of insured vehicles, to help drive demand. Insurance companies tend to exert significant influence in the vehicle repair decision. Because of their importance to the process, we have formed relationships with certain insurance companies in North America for which we are designated a preferred products supplier.

We obtain the majority of our aftermarket inventory from automotive parts manufacturers and distributors based in the United States, Taiwan, Europe and China. We procure recycled automotive products mainly by purchasing salvage vehicles, typically severely damaged by collisions and primarily sold at salvage auctions or pools, and then dismantling the vehicles and inventorying the parts. The refurbished and remanufactured products that we sell, such as wheels, bumper covers, lights and engines, originate from the salvage vehicles bought at auctions and from parts received in trade from customers purchasing replacement products from us. Our leading network of facilities allows us to develop and maintain our relationships with local repair shops while providing a level of service that is made possible by our nationwide presence. Our local presence allows us to provide daily deliveries as required by our customers, using drivers who routinely deliver to the same customers. Our sales force and local delivery drivers develop and maintain critical personal relationships with the local repair shops that benefit from access to our wide selection of products, which we are able to offer as a result of our regional inventory network.

We believe that we provide customers (and indirectly insurance companies) a value proposition that includes high quality products at a lower cost than new OEM products, extensive product availability due to our expansive distribution network, responsive service and quick delivery. The breadth of our alternative parts offerings allows us to serve as a “one-stop” solution for our customers looking for the most cost effective way to provide quality repairs.

Recent Developments

On January 3, 2014, we completed our acquisition of Keystone Automotive Holdings, Inc. (“Keystone Specialty”) for a purchase price of $450 million. Keystone Specialty is a leading distributor and marketer of specialty aftermarket equipment and accessories in North America serving the following six product segments: truck and off-road; speed and performance; recreational vehicle; towing; wheels, tires and performance handling; and miscellaneous accessories. The purchase price is subject to certain adjustments, including an adjustment related to the net working capital amount of Keystone Specialty at closing. Our acquisition of Keystone Specialty allows us to enter into new product lines to complement our existing aftermarket product offerings.

Corporate Information

LKQ Corporation was incorporated in Delaware in 1998. Our principal executive offices are located at 500 West Madison Street, Suite 2800, Chicago, Illinois 60661, and our telephone number at that address is (312) 621-1950.

The Exchange Offer

The following summary contains basic information about the exchange offer and the exchange notes. This summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus. For a more detailed description of the exchange notes, see “Description of the Exchange Notes.” With respect to the discussion of the terms of the notes on the cover page, in this summary of the offering and under the caption “Description of the Exchange Notes,” the terms “we,” “us,” “our” or the “Company” refer only to LKQ Corporation, and not to any of its subsidiaries.

On May 9, 2013, we issued $600.0 million in aggregate principal amount of 4.75% Senior Notes due 2023, which we refer to as the original notes, in a private offering to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Securities, LLC, RBS Securities Inc, Mitsubishi UFJ Securities (USA), Inc, Fifth Third Securities, Inc, HSBC Securities (USA) Inc, PNC Capital Markets LLC, U.S. Bancorp Investments, Inc, SunTrust Robinson Humphrey, Inc., SMBC Nikko Capital Markets Limited, and BB&T Capital Markets, a division of BB&T Securities, LLC, whom we will refer to as the “initial purchasers,” in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed, among other things, to file the registration statement of which this prospectus forms a part and to complete an exchange offer for the original notes. The following is a summary of the exchange offer.

Original Notes	$600.0 million of our 4.75% Senior Notes due 2023, which we refer to as the “original notes.”

Exchange Notes

$600.0 million of our 4.75% Senior Notes due 2023, which we refer to as the “exchange notes.” We refer to the exchange notes and original notes collectively as the “notes.”

The terms of the exchange notes are substantially identical to the terms of the original notes, except that the exchange notes will not contain terms with respect to additional interest, registration rights or transfer restrictions.

The Exchange Offer	We are offering exchange notes in exchange for a like principal amount of our original notes. You may tender your original notes for exchange notes by following the procedures described under the heading “The Exchange Offer.”

Expiration Date; Withdrawal	The exchange offer will expire at 5:00 p.m., New York City time, on , 2014, unless we extend it. You may withdraw any original notes that you tender for exchange at any time prior to the expiration of this exchange offer. See “The Exchange Offer—Terms of the Exchange Offer” for a more complete description of the tender and withdrawal period.

Conditions to the Exchange Offer

The exchange offer is not subject to any conditions, other than that the exchange offer does not violate any applicable law or any interpretations of the staff of the SEC.

The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered in the exchange.

Procedures for Tendering Original Notes

To participate in this exchange offer, you must properly complete and duly execute a letter of transmittal, which accompanies this prospectus, and transmit it, along with all other documents required by such letter of transmittal, to the exchange agent on or before the expiration date at the address provided on the cover page of the letter of transmittal.

In the alternative, you can tender your original notes by book-entry delivery following the procedures described in this prospectus, whereby you will agree to be bound by the letter of transmittal and we may enforce the letter of transmittal against you.

If a holder of original notes desires to tender such notes and the holder’s original notes are not immediately available, or time will not permit the holder’s original notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected pursuant to the guaranteed delivery procedures described in this prospectus. See “The Exchange Offer—How to Tender Original Notes for Exchange.”

United States Federal Income Tax Consequences	Your exchange of original notes for exchange notes to be issued in the exchange offer is not expected to result in any gain or loss to you for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Consequences of Failure to Exchange Your Original Notes	Original notes not exchanged in the exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the original notes. In general, you may offer or sell your original notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not currently intend to register the original notes under the Securities Act.

Resales of the Exchange Notes

Based on interpretations of the staff of the SEC, we believe that you may offer for sale, resell or otherwise transfer the exchange notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if:

•   you are not a broker-dealer tendering notes acquired directly from us;

•   you acquire the exchange notes issued in the exchange offer in the ordinary course of your business;

•   you are not participating, do not intend to participate, and have no arrangement or undertaking with anyone to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

•   you are not an “affiliate” of our company, as that term is defined in Rule 405 of the Securities Act.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for, or indemnify you against, any liability you incur.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for original notes which it acquired through market-making or other trading activities must acknowledge that it will deliver this prospectus when it resells or transfers any exchange notes issued in the exchange offer. See “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers.

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all original notes properly tendered prior to the expiration of the exchange offer. We will complete the exchange offer and issue the exchange notes promptly after the expiration of the exchange offer.

Exchange Agent	U.S. Bank National Association, the trustee under the indenture governing the notes, is serving as exchange agent in connection with the exchange offer. The address and telephone number of the exchange agent are set forth under the heading “The Exchange Offer—The Exchange Agent.”

The Exchange Notes

The exchange offer applies to the $600.0 million aggregate principal amount of the original notes outstanding as of the date hereof. The form and terms of the exchange notes will be identical in all respects to the form and the terms of the original notes except that the exchange notes:

•	will have been registered under the Securities Act;

•	will not be subject to restrictions on transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the original notes; and

•	will not be subject to any increase in annual interest rate as described below under “The Exchange Offer—Purpose of the Exchange Offer.”

The exchange notes evidence the same debt as the original notes exchanged for the exchange notes and will be entitled to the benefits of the same indenture under which the original notes were issued, which is governed by New York law.

Issuer	LKQ Corporation

Notes Offered	$600,000,000 aggregate principal amount of 4.75% Senior Notes due 2023.

Maturity	The exchange notes will mature on May 15, 2023.

Interest	Interest on the exchange notes will accrue at a rate of 4.75% per annum, payable semi-annually in cash in arrears on May 15 and November 15 of each year, commencing November 15, 2013.

Guarantees

The exchange notes will be initially fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of our 100% owned domestic subsidiaries that guarantee the obligations under our senior secured credit facilities, subject to certain exceptions. See “Description of the Exchange Notes—Ranking and Guarantees.”

For the nine months ended September 30, 2013, our subsidiaries that do not guarantee the notes represented approximately 30% and 26% of our total revenue and operating income, respectively. In addition, these non-guarantor subsidiaries represented approximately 38% and 30% of our total assets and total liabilities, respectively, as of September 30, 2013 (excluding, in each case, intercompany amounts).

Ranking

The exchange notes and guarantees will be our and the guarantors’ senior unsecured obligations. They will rank:

•   equally in right of payment with all of our and the guarantors’ existing and future senior debt;

•   senior in right of payment to all of our and the guarantors’ existing and future subordinated debt;

•   structurally subordinated to all liabilities (including trade payables) of our existing and future subsidiaries that do not guarantee the notes; and

•   effectively subordinated to all of our and the guarantors’ secured indebtedness (including the obligations under our senior secured credit facilities to the extent of the value of the assets securing such indebtedness).

As of September 30, 2013, after giving effect to the offering of the original notes and the borrowings under the senior secured credit facilities and the application of the proceeds therefrom, we had approximately $657.1 million aggregate principal amount of secured debt outstanding and had approximately $1,096.9 million of undrawn availability (after giving effect to approximately $53.2 million of outstanding letters of credit) under the Revolving Credit Facility and $70.0 million of undrawn availability under our receivables securitization program. Of these amounts, as of the same date, our subsidiaries that do not guarantee the notes had approximately $212.7 million of outstanding indebtedness (which includes $199.8 million of borrowings under our Revolving Credit Facility by foreign subsidiaries that are borrowers under the Revolving Credit Facility but that do not guarantee the notes and $10.0 million of borrowings under the receivables securitization program).

Optional Redemption	On or after May 15, 2018, we may redeem the exchange notes, in whole or in part, at any time at the redemption prices described under “Description of the Exchange Notes—Optional Redemption.” In addition, we may redeem up to 35% of the aggregate principal amount of the exchange notes before May 15, 2016 with the net cash proceeds from certain equity offerings at a redemption price of 104.750% of the principal amount plus accrued and unpaid interest, if any, to, but not including, the redemption date. We may also redeem some or all of the exchange notes before May 15, 2018 at a redemption price of 100% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the redemption date, plus a “make whole” premium.

Change of Control Offer	If we experience specific kinds of change of control transactions we may be required to offer to repurchase the notes at a price equal to 101% of the principal amount of the notes, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of the Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

Certain Covenants

The indenture contains covenants that, among other things, will limit our ability and the ability of our subsidiaries to:

•    incur liens on assets;

•    make certain restricted payments;

•    engage in certain sale and leaseback transactions; and

•    sell certain assets or merge or consolidate with or into other companies.

Certain covenants will cease to apply to the notes for so long as the notes have investment grade ratings. The covenants set forth in the indenture are subject to important exceptions and qualifications as described under “Description of the Exchange Notes—Certain Covenants.”

No Established Trading Market	The exchange notes that will be issued in this exchange offer will be a new class of securities for which there is currently no market. Although certain of the initial purchasers have informed us that they intend to make a market in the notes, such initial purchasers are not obligated to do so, and may discontinue market-making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the exchange notes will develop or be maintained.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Risk Factors	Investing in the exchange notes involves substantial risks. You should carefully consider the risk factors set forth under the caption “Risk Factors,” as well as other information included and incorporated by reference into this prospectus prior to making an investment in the notes. See “Risk Factors” beginning on page 9.

RISK FACTORS

You should carefully consider the risk factors and uncertainties described below and other information included and incorporated by reference in this prospectus in evaluating us, our business and your participation in the exchange offer. If any of the events described below occur, our business, financial condition, operating results and prospects could be materially adversely affected, which in turn could adversely affect the trading price of the exchange notes and our ability to repay the exchange notes.

Risks Related to Our Business

For a discussion of risks related to our business and operations, please see “Item 1A. Risk Factors” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2012 and “Item 1A. Risk Factors” and “Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of our Quarterly Reports on Form 10-Q filed subsequent to the Annual Report on Form 10-K, which are incorporated by reference in this prospectus, as well as similar disclosures contained in our filings with the SEC subsequent to the date of this prospectus.

Risks Relating to the Exchange Offer

You must comply with the exchange offer procedures in order to receive new, freely tradable exchange notes.

We will not accept your original notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after timely receipt of your original notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your original notes. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your original notes, we will not accept your original notes for exchange. Neither we nor the exchange agent is required to notify you of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange unless we decide in our sole discretion to waive such defects or irregularities.

You may have difficulty selling the original notes that you do not exchange.

If you do not exchange your original notes for exchange notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. The restrictions on transfer of your original notes arise because we issued the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from these requirements. Except as required by the registration rights agreement, we do not intend to register the original notes under the Securities Act. The tender of original notes under the exchange offer will reduce the principal amount of the original notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any original notes that you continue to hold following completion of the exchange offer. Additionally, if a large number of original notes are exchanged for exchange notes issued in the exchange offer, it may be more difficult for you to sell your unexchanged original notes because there will be fewer original notes outstanding. See “The Exchange Offer—Consequences of Failure to Exchange Original Notes.”

Risks Related to our Indebtedness and the Exchange Notes

We have a substantial amount of indebtedness, which could have a material adverse effect on our financial condition and our ability to obtain financing in the future and to react to changes in our business.

As of September 30, 2013, we had $1,312.1 million aggregate principal amount of debt outstanding. Our significant amount of debt and our debt service obligations could limit our ability to satisfy our obligations, limit our ability to operate our business and impair our competitive position.

For example, it could:

•	make it more difficult for us to satisfy our obligations under the notes;

•	increase our vulnerability to adverse economic and general industry conditions, including interest rate fluctuations, because a portion of our borrowings are and will continue to be at variable rates of interest;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, which would reduce the availability of our cash flow from operations to fund working capital, capital expenditures or other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and industry;

•	place us at a disadvantage compared to competitors that may have proportionately less debt;

•	limit our ability to obtain additional debt or equity financing due to applicable financial and restrictive covenants in our debt agreements; and

•	increase our cost of borrowing.

As of September 30, 2013, we also had $1,096.9 million of undrawn availability (after giving effect to approximately $53.2 million of outstanding letters of credit) under the Revolving Credit Facility and $70.0 million of undrawn availability under our receivables securitization program. If we or our subsidiaries incur additional debt, the risks associated with our substantial leverage and the ability to service such debt would increase.

The notes do not impose any limitations on our ability to incur additional debt or protect against certain other types of transactions.

Although we are subject to our Senior Secured Credit Facility for so long as it remains in effect, the indenture that governs the notes does not restrict the future incurrence of unsecured indebtedness, guarantees or other obligations. The indenture that governs the notes contains certain limitations on our ability to incur liens on assets and engage in sale and leaseback transactions. However, these limitations are subject to important exceptions. See “Description of the Exchange Notes—Certain Covenants—Limitation on Liens” and “Description of the Exchange Notes—Certain Covenants—Limitation on Sale and Leaseback Transactions.” In addition, the indenture governing the notes does not contain many other restrictions, including certain restrictions contained in our Senior Secured Credit Facility, including, without limitation, restrictions on investments or prepaying subordinated indebtedness or engaging in transactions with our affiliates.

Our Senior Secured Credit Facility permits, subject to specified conditions and limitations, the incurrence of a significant amount of additional indebtedness. As of September 30, 2013, we had $1,096.9 million of undrawn availability (after giving effect to approximately $53.2 million of outstanding letters of credit) under the Revolving Credit Facility and $70.0 million of undrawn availability under our receivables securitization program). If we or our subsidiaries incur additional debt, the risks associated with our substantial leverage and the ability to service such debt would increase.

Our Senior Secured Credit Facility imposes significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.

Our Senior Secured Credit Facility imposes significant operating and financial restrictions on us. These restrictions limit our ability, among other things, to:

•	incur, assume or permit to exist additional indebtedness (including guarantees thereof);

•	pay dividends or certain other distributions on our capital stock or repurchase our capital stock or prepay subordinated indebtedness;

•	incur liens on assets;

•	make certain investments or other restricted payments;

•	allow to exist certain restrictions on the ability of certain of our subsidiaries to pay dividends or make other payments to us;

•	engage in transactions with affiliates;

•	sell certain assets or merge or consolidate with or into other companies;

•	guarantee indebtedness; and

•	alter the business that we conduct.

As a result of these covenants and restrictions, we will be limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants. The failure to comply with any of these covenants would cause a default under the credit agreement. A default, if not waived, could result in acceleration of our debt, in which case the debt would become immediately due and payable. If this occurs, we may not be able to repay our debt or borrow sufficient funds to refinance it. Even if new financing were available, it may be on terms that are less attractive to us than our existing credit facilities or it may be on terms that are not acceptable to us.

We may not be able to generate sufficient cash to service all of our indebtedness, including the notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the notes. If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due. Any future refinancing of our indebtedness could be at higher interest rates and may require us to comply with more onerous covenants which could further restrict our business operations. Additionally, the Senior Secured Credit Facility limits the use of the proceeds from any disposition of our assets; as a result, our Senior Secured Credit Facility may prevent us from using the proceeds from such dispositions to satisfy our debt service obligations.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly.

Certain borrowings under our Senior Secured Credit Facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. Assuming all revolving loans were fully drawn, each one percentage point change in interest rates would result in a $18.7 million change in cash interest expense under our Senior Secured Credit Facility during the twelve month period ending September 30, 2014.

Repayment of our indebtedness, including the notes, is dependent on cash flow generated by our subsidiaries.

We are a holding company and repayment of the notes will be dependent upon cash flow generated by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are guarantors of the notes, our subsidiaries do not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the notes limits the ability of our subsidiaries to restrict the payment of dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the notes.

Your right to receive payments on the notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the notes and our guarantors’ obligations under their guarantees of the notes are unsecured, but our and each co-borrower’s obligations under our Senior Secured Credit Facility and each guarantor’s obligations under their respective guarantees of the Senior Secured Credit Facility are secured by a security interest in substantially all of our domestic tangible and intangible assets, including the stock of most of our wholly-owned United States subsidiaries and the stock of certain of our non-United States subsidiaries. If we are declared bankrupt or insolvent, or if we default under our Senior Secured Credit Facility, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the notes, even if an event of default exists under the indenture governing the notes. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.”

United States federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require holders of the notes to return payments received from us or the guarantors.

Our direct and indirect domestic subsidiaries that are obligors under the Senior Secured Credit Facility will guarantee the obligations under the notes. Our issuance of the notes and the issuance of the guarantees by the guarantors may be subject to review under state and federal laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, our unpaid creditors or the unpaid creditors of a guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may avoid or otherwise decline to enforce the notes or a guarantor’s guarantee, or may subordinate the notes or such guarantee to our or the applicable guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when the notes were issued, or when the applicable guarantor entered into its guarantee, or, in some states, when payments became due under the notes or such guarantee, the issuer or the applicable guarantor received less than reasonably equivalent value or fair consideration and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or such guarantee if we or such guarantor did not substantially benefit directly or indirectly from the issuance of the notes. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, an issuer or a guarantor, as applicable, would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

A court might also void the notes or a guarantee, without regard to the above factors, if the court found that the notes were issued or the applicable guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by us or a guarantor pursuant to the notes or its guarantee could be avoided and required to be returned to us or such guarantor or to a fund for the benefit of our or such guarantor’s creditors, and accordingly the court might direct you to repay any amounts that you had already received from us or such guarantor. Although each guarantee will contain a “savings clause” intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer, this provision may not be effective to protect any subsidiary guarantees from being avoided under fraudulent transfer law. Furthermore, in Official Committee of Unsecured Creditors of TOUSA, Inc. v Citicorp North America, Inc., the United States Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause included in our indenture was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. The United States Court of Appeals for the Eleventh Circuit recently affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. If the TOUSA decision were followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

To the extent a court avoids the notes or any of the guarantees as fraudulent transfers or holds the notes or any of the guarantees unenforceable for any other reason, holders of the notes would cease to have any direct claim against us or the applicable guarantor. If a court were to take this action, our or the applicable guarantor’s assets would be applied first to satisfy our or the applicable guarantor’s other liabilities, if any, and might not be applied to the payment of the notes. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any.

Not all of our subsidiaries will guarantee the notes, and the assets of our non-guarantor subsidiaries may not be available to make payments on the notes.

Not all of our subsidiaries will be required to guarantee the notes. In the event that any non-guarantor subsidiary becomes insolvent, liquidates, reorganizes, dissolves or otherwise winds up, holders of its indebtedness and its trade creditors generally will be entitled to payment on their claims from the assets of that subsidiary before any of those assets are made available to us. Consequently, your claims in respect of the notes will be structurally subordinated to all of the liabilities of our non-guarantor subsidiaries, including trade payables, and any claims of third party holders of preferred equity interests, if any, in our non-guarantor subsidiaries. For the nine months ended September 30, 2013, our subsidiaries that do not guarantee the notes represented approximately 30% and 26% of our total revenues and operating income, respectively. In addition, these non-guarantor subsidiaries represented approximately 38% and 30% of our total assets and total liabilities, respectively, as of September 30, 2013 (excluding, in each case, intercompany amounts). Of these amounts, as of the same date, our subsidiaries that do not guarantee the notes had approximately $212.7 million of outstanding indebtedness (which includes $199.8 million of borrowings under our Revolving Credit Facility by foreign subsidiaries that are borrowers under the Revolving Credit Facility but that do not guarantee the notes and $10.0 million of borrowings under the receivables securitization program).

We may not be able to repurchase the notes upon a change of control or pursuant to an asset sale offer.

Upon a change of control, as defined in the indenture governing the notes, the holders of the notes will have the right to require us to offer to purchase all of the notes then outstanding at a price equal to 101% of their principal amount plus accrued and unpaid interest. In order to obtain sufficient funds to pay the purchase price of the outstanding notes, we expect that we would have to refinance the notes. We cannot assure you that we would be able to refinance the notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding notes or to purchase all validly tendered notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other debt. Our other debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture.

In addition, in certain circumstances as specified in the indenture governing the notes, we will be required to commence an asset sale offer, as defined in the indenture, pursuant to which we will be obligated to purchase certain notes at a price equal to 100% of their principal amount plus accrued and unpaid interest with the proceeds we receive from certain asset sales. Our other debt may contain restrictions that would limit or prohibit us from completing any such asset sale offer. In particular, our Senior Secured Credit Facility contains provisions that require us, upon the sale of certain assets, to apply all of the proceeds from such asset sale to the prepayment of amounts due under the Senior Secured Credit Facility. The mandatory prepayment obligations under the Senior Secured Credit Facility will be effectively senior to our obligations to make an asset sale offer with respect to the notes under the terms of the indenture. Our failure to purchase any such notes when required under the indenture would be an event of default under the indenture.

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture governing the notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

An active trading market may not develop for the notes.

The liquidity of any trading market in these notes, and the market price quoted for these notes, may be adversely affected by changes in the overall market for these types of securities and by changes in our financial performance or prospects or in the prospects for companies in our industries generally. As a result, you cannot be sure that an active trading market will develop for the notes.

Key terms of the notes will be suspended if the notes achieve investment grade ratings and no default or event of default has occurred and is continuing.

Many of the covenants in the indenture governing the notes will be suspended if the notes are rated investment grade by Standard & Poor’s and Moody’s provided at such time no default or event of default has occurred and is continuing, including those covenants that restrict, among other things, our ability to pay dividends, incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. See “Description of the Exchange Notes—Certain Covenants—Suspension of Certain Covenants when Notes Rated Investment Grade.”

Our credit ratings may not reflect all risks associated with an investment in the notes.

Credit rating agencies rate our debt securities on factors that include our results of operations, actions that we take, their view of the general outlook for our industry and their view of the general outlook for the economy. Actions taken by the rating agencies can include maintaining, upgrading, or downgrading the current rating or placing us on a watch list for possible future downgrading. Downgrading the credit rating of our debt securities or placing us on a watch list for possible future downgrading would likely increase our cost of financing, limit our access to the capital markets and have an adverse effect on the market price of our securities, including the notes offered hereby.

USE OF PROCEEDS

The exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer and we have agreed to pay the expenses of the exchange offer. In exchange for each of the exchange notes, we will receive original notes in like principal amount. We will retire or cancel all of the original notes tendered in the exchange offer. Accordingly, issuance of the exchange notes will not result in any increase in our outstanding indebtedness or any change in our capitalization.

RATIO OF EARNINGS TO FIXED CHARGES

Our consolidated ratio of earnings to fixed charges for each of the last five fiscal years is set forth below. You should read this table in conjunction with the consolidated financial statements and related notes to financial statements incorporated by reference in this prospectus. See “Incorporation by Reference.”

For the purpose of this table, “earnings” consists of income from continuing operations before provision for income taxes, plus fixed charges (excluding capitalized interest, but including amortization of amounts previously capitalized), and “fixed charges” consists of interest (including capitalized interest) on all debt, amortization of debt discounts and expenses incurred on issuance, and that portion of rental expense believed to represent interest.

	Year Ended December 31,					Nine Months Ended September 30, 2013
	2008	2009	2010	2011	2012
Ratio of Earnings to Fixed Charges:	3.8	4.8	5.9	6.9	6.7	5.9

CAPITALIZATION

The following table sets forth our unaudited consolidated cash and cash equivalents and capitalization as of September 30, 2013. You should read the following table in conjunction with our financial statements and related notes incorporated by reference in this prospectus.

As of September 30, 2013
Cash and cash equivalents	$107.3

Long-Term Debt
Revolving Credit Facility(1)	$199.8
Term Loan Facility	444.4
Original Notes	600.0
Other Long-Term Debt(2)	67.9

Total Long-Term Debt	1,312.1
Total Stockholders’ Equity	2,254.1

Total Capitalization	$3,566.2

(1)	In connection with the closing of our acquisition of Keystone Specialty on January 3, 2014, we increased our borrowings under the Revolving Credit Facility by $370 million.
(2)	Includes $10.0 million outstanding under our receivables securitization facility, $38.9 million of notes payable issued in connection with acquisitions and $18.9 million of other obligations such as capital leases. We entered into a three year receivables securitization facility on September 28, 2012 for up to $80 million in cash proceeds. In connection with the closing of our acquisition of Keystone Specialty on January 3, 2014, we increased our borrowings under the receivables securitization facility to the maximum amount of $80 million.

SELECTED FINANCIAL DATA

We have derived the following selected consolidated financial and other data for the fiscal years ended December 31, 2012, 2011, and 2010 from our audited consolidated financial statements incorporated by reference into this prospectus. The selected consolidated financial and other data for the years ended December 31, 2009 and 2008 have been derived from our audited consolidated financial statements which are not included or incorporated by reference into this prospectus. The selected consolidated financial and other data as of and for the nine months ended September 30, 2013 and 2012 have been derived from our unaudited condensed consolidated financial statements and include all adjustments, consisting only of normal recurring adjustments, which are, in our opinion, necessary for a fair presentation of our financial position at such dates and results of operations for such periods. The results of operations for the nine months ended September 30, 2013 are not necessarily indicative of the results for the full fiscal year or any future period. The following selected consolidated financial and other data set forth below should be read together with our consolidated financial statements and related notes contained in our Annual Report on Form 10-K for the year ended December 31, 2012 and incorporated by reference in this prospectus. In 2009, we reclassified into discontinued operations the results of certain self service retail facilities that we sold, agreed to sell or closed. Statements of income data for prior periods have been updated to reflect only the continuing operations.

	Year Ended December 31,					Nine Months Ended September 30,
(in thousands, except per share data)	2008	2009	2010	2011	2012	2012	2013
	(a)	(b)	(c)	(d)	(e)	(f)	(g)
Statements of Income Data:
Revenue	$1,908,532	$2,047,942	$2,469,881	$3,269,862	$4,122,930	$3,055,015	$3,745,839
Cost of goods sold	1,064,706	1,120,129	1,376,401	1,877,869	2,398,790	1,775,996	2,216,110

Gross margin	843,826	927,813	1,093,480	1,391,993	1,724,140	1,279,019	1,529,729

Operating income	193,280	231,448	297,877	361,483	437,953	333,609	396,361
Other (income) expense
Interest expense	37,830	32,252	29,765	24,307	31,429	22,818	36,540
Other (income) expense, net	(3,683)	(6,121)	(2,013)	1,405	(2,643)	(1,757)	2,570

Income from continuing operations before provision for income taxes	159,133	205,317	270,125	335,771	409,167	312,548	357,251
Provision for income taxes	62,041	78,180	103,007	125,507	147,942	113,511	123,492

Income from continuing operations	$97,092	$127,137	$167,118	$210,264	$261,225	$199,037	$233,759

Basic earnings per share from continuing operations	$0.36	$0.45	$0.58	$0.72	$0.88	$0.67	$0.78
Diluted earnings per share from continuing operations	$0.34	$0.44	$0.57	$0.71	$0.87	$0.66	$0.77
Weighted average shares outstanding-basic	272,976	281,082	286,542	292,252	295,810	295,338	299,213
Weighted average shares outstanding-diluted	282,046	287,980	291,714	296,750	300,693	300,226	303,771

	Year Ended December 31,					Nine Months Ended September 30,
	2008	2009	2010	2011	2012	2012	2013
Other Financial Data:
Net cash provided by operating activities	$132,961	$164,002	$159,183	$211,772	$206,190	$182,072	$340,929
Net cash used in investing activities	(138,910)	(102,494)	(191,583)	(571,607)	(352,534)	(193,067)	(464,777)
Net cash provided by (used in) financing activities	11,793	(33,165)	18,962	311,411	157,072	31,280	169,319
Capital expenditures	66,908	55,870	61,438	86,416	88,255	60,636	61,126
Business acquisitions(h)	76,273	67,495	155,467	611,038	284,563	143,070	405,953
Depreciation and amortization	33,421	38,062	41,428	54,505	70,165	51,574	61,868
Balance Sheet Data:
Total assets	$1,881,804	$2,020,121	$2,299,509	$3,199,704	$3,723,456	$3,502,575	$4,361,059
Working capital	441,705	526,125	611,555	752,042	896,407	831,830	1,033,138
Long-term obligations, including current portion	642,874	603,045	600,954	956,076	1,118,478	981,846	1,312,055
Stockholders’ equity	1,020,506	1,179,434	1,414,161	1,644,085	1,964,094	1,888,641	2,254,106

(a)	Includes the results of operations of Pick-Your-Part Auto Wrecking from its acquisition on August 25, 2008 and seven other businesses from their respective acquisition dates in 2008.
(b)	Includes the results of operations of Greenleaf Auto Recyclers, LLC (“Greenleaf”) from its acquisition on October 1, 2009 and seven other businesses from their respective acquisition dates in 2009. We recorded a gain on bargain purchase for the Greenleaf acquisition totaling $4.3 million, which is included in Other income, net.
(c)	Includes the results of operations of 20 businesses from their respective acquisition dates in 2010.
(d)	Includes the results of operations of Euro Car Parts Holdings Limited from its acquisition effective October 1, 2011 and 20 other businesses from their respective acquisition dates in 2011. Our 2011 results include a loss on debt extinguishment of $5.3 million related to our execution of a new senior secured credit facility on March 25, 2011. Also in 2011, we recorded a net $1.4 million gain on adjustments to contingent consideration liabilities. The loss on debt extinguishment and adjustment to contingent consideration liabilities are included in Other expense, net.
(e)	Includes the results of operations of 30 businesses from their respective acquisition dates in 2012. Our 2012 results include gains totaling $17.9 million, which are included in Cost of goods sold, resulting from lawsuit settlements with certain of our aftermarket product suppliers. Also in 2012, we recorded a net $1.6 million loss on adjustments to contingent consideration liabilities, which is included in Other income, net.
(f)	Includes the results of operations of 13 acquisitions from their respective acquisition dates during the nine months ended September 30, 2012.
(g)	Includes the results of operations of Sator Beheer B.V. from its acquisition effective May 1, 2013 and 16 other businesses from their respective acquisition dates during the nine months ended September 30, 2013.
(h)	Includes consideration paid and payable in cash for acquisitions, net of cash acquired. Amounts payable in cash include the acquisition date fair value of any contingent consideration arrangements.

DESCRIPTION OF CERTAIN INDEBTEDNESS

Senior Secured Credit Facility

General

On March 25, 2011, we entered into a credit agreement with the several lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, Bank of America N.A., as syndication agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and RBS Citizens, N.A., as co-documentation agents, and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and RBS Citizens, N.A., as joint lead arrangers and joint bookrunners, which was amended and restated on September 30, 2011 and May 3, 2013 (as amended, the “Credit Agreement”).

Size and Tenor

The Credit Agreement provides for borrowings up to $1.8 billion, consisting of (1) a $1.35 billion revolving credit facility (the “Revolving Credit Facility”) and (2) a $450 million term loan facility (the “Term Loan Facility”). Under the Revolving Credit Facility, we are permitted to draw up to the United States dollar equivalent of $1.2 billion in Canadian dollars, pounds sterling, euros, and other agreed-upon currencies. The Credit Agreement also provides for (a) the issuance of up to $150 million of letters of credit under the Revolving Credit Facility in agreed-upon currencies, (b) the issuance of up to $50 million of swing line loans under the Revolving Credit Facility, and (c) the opportunity to increase the amount of the Revolving Credit Facility or obtain incremental term loans up to $400 million. Outstanding letters of credit and swing line loans are taken into account when determining availability under the Revolving Credit Facility.

Interest Rates and Fees

Borrowings under the Credit Agreement bear interest at variable rates, which depend on the currency and duration of the borrowing elected, plus an applicable margin. The applicable margin is subject to change in increments of 0.25% depending on our net leverage ratio. Interest payments are due on the last day of the selected interest period or quarterly in arrears depending on the type of borrowing. The weighted average interest rate on borrowings outstanding against the Credit Agreement at September 30, 2013 was 3.08%. We also pay a commitment fee based on the average daily unused amount of the Revolving Credit Facility. The commitment fee is subject to change in increments of 0.05% depending on our net leverage ratio. In addition, we pay a participation commission on outstanding letters of credit at an applicable rate based on our net leverage ratio, as well as a fronting fee of 0.125% to the issuing bank, which are due quarterly in arrears. Borrowings under the Credit Agreement totaled $644.2 million at September 30, 2013, of which $22.5 million was classified as current maturities. As of September 30, 2013, there were letters of credit outstanding in the aggregate amount of $53.2 million. The amounts available under the Revolving Credit Facility are reduced by the amounts outstanding under letters of credit, and thus availability on the Revolving Credit Facility at September 30, 2013 was $1,096.9 million. In connection with the closing of our acquisition of Keystone Specialty on January 3, 2014, we increased our borrowings under the Revolving Credit Facility by $370 million.

Security and Guarantees

The obligations under the Credit Agreement are unconditionally guaranteed by our direct and indirect domestic subsidiaries and certain foreign subsidiaries. Obligations under the Credit Agreement, including the related guarantees, are collateralized by a security interest and lien on a majority of the existing and future personal property of, and a security interest in 100% of our equity interest in, each of our existing and future direct and indirect domestic and foreign subsidiaries, provided that if a pledge of 100% of a foreign subsidiary’s voting equity interests gives rise to an adverse tax consequence, such pledge shall be limited to 65% of the voting equity interest of the first tier foreign subsidiary. In the event that we obtain and maintain certain ratings from S&P (BBB- or better, with stable or better outlook) or Moody’s (Baa3 or better, with stable or better outlook), and upon our request, the security interests in and liens on the collateral described above shall be released.

Amortization

Amounts under the Revolving Credit Facility are due and payable upon maturity of the Credit Agreement in May 2018. Amounts under the Term Loan Facility are due and payable on the last day of each of our fiscal quarters ending on or after September 30, 2013, in the aggregate principal amount equal to approximately $5.6 million. The remaining balance under the Term Loan Facility is due and payable on the maturity date of the Credit Agreement. We are required to prepay the Term Loan Facility by amounts equal to proceeds from the sale or disposition of certain assets if the proceeds are not reinvested within twelve months. We also have the option to prepay outstanding amounts under the Credit Agreement without penalty.

Covenants

The Credit Agreement contains customary covenants that provide limitations and conditions on our ability to, among other things (i) incur indebtedness, except for certain exclusions such as borrowings on a permitted receivables facility up to $200 million, (ii) incur liens, (iii) enter into any merger, consolidation, amalgamation, or otherwise liquidate or dissolve the Company, (iv) dispose of certain property, (v) make dividend payments, repurchase our stock, or enter into derivative contracts indexed to the value of our common stock, (vi) make certain investments, including the acquisition of assets constituting a business or the stock of a business designated as a non-guarantor, (vii) make optional prepayments of subordinated debt, (viii) enter into sale-leaseback transactions, (ix) issue preferred stock, redeemable stock, convertible stock or other similar equity instruments, and (x) enter into hedge agreements for speculative purposes or otherwise not in the ordinary course of business. The Credit Agreement also contains financial and affirmative covenants under which we (i) may not exceed a maximum net leverage ratio of 3.50 to 1.00, except in connection with permitted acquisitions with aggregate consideration in excess of $200 million during any period of four consecutive fiscal quarters in which case the maximum net leverage ratio may increase to 4.00 to 1.00 for the subsequent four fiscal quarters and (ii) are required to maintain a minimum interest coverage ratio of 3.00 to 1.00. We were in compliance with all restrictive covenants under the Credit Agreement as of September 30, 2013.

Events of Default

The Credit Agreement contains events of default that include (i) our failure to pay principal when due or interest, fees, or other amounts after grace periods, (ii) our material breach of any representation or warranty, (iii) covenant defaults, (iv) cross defaults to certain other indebtedness, (v) bankruptcy, (vi) certain ERISA events, (vii) material judgments, (viii) change of control, and (ix) failure of subordinated indebtedness to be validly and sufficiently subordinated.

Receivables Securitization Facility

General

On September 28, 2012, we entered into a three year receivables securitization facility (the “Receivables Facility”) pursuant to (i) a Receivables Sale Agreement (the “RSA”), among certain subsidiaries of LKQ, as “Originators,” and LKQ Receivables Finance Company, LLC (“LRFC”), a wholly owned, bankruptcy-remote special purpose subsidiary of LKQ, as Buyer and (ii) a Receivables Purchase Agreement (the “RPA”) among LRFC, as Seller, LKQ, as Servicer, certain conduit investors and the Bank of Tokyo Mitsubishi UFJ, Ltd. (“BTMU”), as Administrative Agent, Managing Agent and Financial Institution. Under the terms of the RSA, the Originators sell at a discount or contribute certain of their trade accounts receivable, related collections and security interests (the “Receivables”) to LRFC on a revolving basis. Under the terms of the RPA, LRFC sells to BTMU for the benefit of the conduit investors and/or financial institutions (together with BTMU, the “Purchasers”) an undivided ownership interest in the Receivables for up to $80 million in cash proceeds, subject to additional Incremental Purchases, as defined in the RPA, which may increase the maximum amount of aggregate investments made by the Purchasers. The proceeds from the Purchasers’ initial investment of $77.3 million were used to finance LRFC’s initial purchase from the Originators, and the proceeds from LRFC’s initial purchase from the Originators were used to repay outstanding borrowings under the Revolving Credit Facility. Upon payment of the Receivables by customers, rather than remitting to BTMU the amounts collected, LRFC has reinvested and will reinvest such Receivables payments to purchase additional Receivables from the Originators, subject to the Originators generating sufficient eligible Receivables to sell to LRFC in replacement of collected balances. LRFC may also use the proceeds from a subordinated loan made by the Originators to LRFC to finance purchases of the Receivables from the Originators. Because the Receivables are held by LRFC, a separate bankruptcy-remote corporate entity, the Receivables will be available first to satisfy the creditors of LRFC, including the Purchasers. At the end of the initial three year term, the financial institutions may elect to renew their commitments under the RPA.

Accounting Treatment

The sale of the ownership interest in the Receivables is accounted for as a secured borrowing on our Consolidated Balance Sheets, under which the Receivables collateralize the amounts invested by the Purchasers. As of September 30, 2013, $110.3 million of net Receivables were collateral for the investment under the Receivables

Facility. Under the RPA, we pay variable interest rates plus a margin on the outstanding amounts invested by the Purchasers. The variable rates are based on (i) commercial paper rates, (ii) LIBOR rates plus 1.25%, or (iii) base rates, and are payable monthly in arrears. We also pay a commitment fee on the excess of the investment maximum over the average daily outstanding investment, payable monthly in arrears. As of September 30, 2013, the interest rate under the Receivables Facility was 1.01%. As of September 30, 2013, the outstanding balance of $10.0 million was classified as long-term on the Consolidated Balance Sheets because we have the ability and intent to refinance these borrowings on a long-term basis. In connection with the closing of our acquisition of Keystone Specialty on January 3, 2014, we increased our borrowings under the Receivables Facility to the maximum amount of $80 million.

Covenants & Defaults

The RPA contains customary covenants, including covenants to preserve the bankruptcy remote status of LRFC. The RPA also contains customary default and termination provisions that provide for acceleration of amounts owed under the RPA upon the occurrence of certain specified events with respect to LRFC, the Originators or LKQ, including, but not limited to, (i) LRFC’s failure to pay interest and other amounts due, (ii) failure by LRFC, the Originators, or LKQ to pay certain indebtedness, (iii) certain insolvency events with respect to LRFC, the Originators or LKQ, (iv) certain judgments entered against LRFC, the Originators or LKQ, (v) certain liens filed with respect to the assets of LRFC or the Originators, and (vi) breach of certain financial ratios designed to capture events negatively affecting the overall credit quality of the Receivables securing amounts invested by the Purchasers.

Other Long-Term Obligations

We issue promissory notes as part of the consideration for certain of our business acquisitions. As of September 30, 2013, the outstanding balance of these notes totaled $38.9 million with a weighted average interest rate of 1.8%.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the sale of the original notes on May 9, 2013, we, the subsidiary guarantors and the initial purchasers entered into a registration rights agreement. Pursuant to the registration rights agreement, we and the subsidiary guarantors agreed to file with the SEC a registration statement on the appropriate form under the Securities Act with respect to publicly registered notes having identical terms to the original notes. Upon the effectiveness of the exchange offer registration statement, we and the guarantors will, pursuant to the exchange offer, offer to the holders of the original notes who are able to make certain representations the opportunity to exchange their notes for the exchange notes. We also agreed to file a shelf registration statement under certain circumstances.

If we and the guarantors fail to complete the exchange offer, or the shelf registration statement, if required by the terms of the registration rights agreement, does not become effective, in each case, within 365 days of the date of original issuance of the notes, or by May 9, 2014, or the shelf registration statement, if required by the terms of the registration rights agreement, is declared effective but thereafter ceases to be effective or the prospectus contained therein ceases to be usable in connection with resales of the original notes during the periods specified in the registration rights agreement, then we will pay additional interest to each holder of the original notes, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to one-quarter of one percent (0.25%) per annum on the principal amount of the original notes held by such holder. The amount of the additional interest will increase by an additional one-quarter of one percent (0.25%) per annum on the principal amount of original notes with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of additional interest for all registration defaults of 1.0% per annum. There can only exist one registration default at any one time. Following the cure of all registration defaults, the accrual of additional interest will cease.

Each broker-dealer that receives the exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

We and the guarantors are offering to exchange an aggregate principal amount of up to $600.0 million of exchange notes and guarantees thereof for a like aggregate principal amount of original notes and guarantees thereof. The form and terms of the exchange notes are the same as the form and the terms of the original notes, except that the exchange notes:

•	will have been registered under the Securities Act;

•	will not bear the restrictive legends restricting their transfer under the Securities Act; and

•	will not contain the registration rights and additional interest provisions contained in the original notes.

The exchange notes evidence the same debt as the original notes exchanged for the exchange notes and will be entitled to the benefits of the same indenture under which the original notes were issued, which is governed by New York law. For a complete description of the terms of the exchange notes, see “Description of the Exchange Notes.” We will not receive any cash proceeds from the exchange offer.

The exchange offer is not extended to holders of original notes in any jurisdiction where the exchange offer would not comply with the securities or blue sky laws of that jurisdiction.

As of the date of this prospectus, $600.0 million aggregate principal amount of original notes is outstanding and registered in the name of the Depository Trust Company (“DTC”) or its nominee. Only registered holders of the original notes, or their legal representatives and attorneys-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. We and the guarantors will not set a fixed record date for determining registered holders of the original notes entitled to participate in the exchange offer. This prospectus, together with the letter of transmittal, is being sent to all registered holders of original notes and to others believed to have beneficial interests in the original notes.

This prospectus and the accompanying letter of transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange original notes, which are properly tendered on or before the expiration date and are not withdrawn as permitted below, for exchange notes. The expiration date for this exchange offer is 5:00 p.m., New York City time, on             , 2014, or such later date and time to which we, in our sole discretion, extend the exchange offer.

Notes tendered in the exchange offer must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Neither we nor any of the guarantors, our or their respective boards of directors or our or their management recommends that you tender or not tender original notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender original notes in the exchange offer and, if you decide to tender, the aggregate amount of original notes to tender. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We expressly reserve the right, in our sole discretion:

•	to extend the expiration date;

•	to delay accepting any original notes due to an extension of the exchange offer;

•	if any condition set forth below under “—Conditions to the Exchange Offer” has not been satisfied, to terminate the exchange offer and not accept any original notes for exchange; or

•	to amend the exchange offer in any manner.

We will give oral or written notice of any extension, delay, non-acceptance, termination or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The notice of extension will disclose the aggregate principal amount of the original notes that have been tendered as of the date of such notice. Without limiting the manner in which we may choose to make a public announcement of any extension, delay, non-acceptance, termination or amendment, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency, which may be an agency controlled by us. Notwithstanding the foregoing, in the event of a material change in the exchange offer, including our waiver of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

During an extension, all original notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any original notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them promptly after the expiration or termination of the exchange offer.

How to Tender Original Notes for Exchange

When the holder of original notes tenders, and we accept such notes for exchange pursuant to that tender, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of original notes who wishes to tender such notes for exchange must, on or prior to the expiration date:

•	transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to U.S. Bank National Association, which will act as the exchange agent, at the address set forth below under the heading “—The Exchange Agent”;

•	comply with DTC’s Automated Tender Offer Program, or ATOP, procedures described below; or

•	if original notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an agent’s message to the exchange agent as per the procedures of DTC, Euroclear Bank S.A./N.V., as operator of the Euroclear system, or Euroclear, or Clearstream Banking S.A., or Clearstream (as appropriate).

In addition, either:

•	the exchange agent must receive the certificates for the original notes and the letter of transmittal;

•	the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the original notes being tendered, along with the letter of transmittal or an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted to DTC, Euroclear or Clearstream, as appropriate, and received by the exchange agent and forming a part of a book-entry transfer, or “book-entry confirmation,” which states that DTC, Euroclear or Clearstream, as appropriate, has received an express acknowledgement that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

We will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a letter of transmittal or by causing the transmission of an agent’s message, waives any right to receive any notice of the acceptance of such tender.

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible institution unless the original notes surrendered for exchange are tendered:

•	by a registered holder of the original notes; or

•	for the account of an eligible institution.

An “eligible institution” is a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States.

If original notes are registered in the name of a person other than the signer of the letter of transmittal, the original notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by, the registered holder with the holder’s signature guaranteed by an eligible institution.

We will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of original notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

•	reject any and all tenders of any original note improperly tendered;

•	refuse to accept any original note if, in our judgment or the judgment of our counsel, acceptance of the original note may be deemed unlawful; and

•	waive any defects or irregularities or conditions of the exchange offer as to any particular original note based on the specific facts or circumstance presented either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender original notes in the exchange offer.

Notwithstanding the foregoing, we do not expect to treat any holder of original notes differently from other holders to the extent they present the same facts or circumstances.

Our interpretation of the terms and conditions of the exchange offer as to any particular original notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person shall be under any duty to give notification of any defect or irregularity with respect to any tender of original notes for exchange, nor shall any of us incur any liability for failure to give such notification.

If a person or persons other than the registered holder or holders of the original notes tendered for exchange signs the letter of transmittal, the tendered original notes must be endorsed or accompanied by appropriate powers of attorney, in either case signed exactly as the name or names of the registered holder or holders appear on the original notes.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the letter of transmittal or any original notes or any power of attorney, these persons should so indicate when signing, and you must submit proper evidence satisfactory to us of those persons’ authority to so act unless we waive this requirement.

By tendering, each holder will represent to us: that such holder acquiring exchange notes in the exchange offer is acquiring them in the ordinary course of its business; at the time of the commencement of the exchange offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes issued in the exchange offer in violation of the provisions of the Securities Act; it is not an “affiliate,” as defined under Rule 405 of the Securities Act, of us or any guarantor; and if such holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes.

If any holder or any other person receiving exchange notes from such holder is an “affiliate,” as defined under Rule 405 of the Securities Act, of us, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the notes to be acquired in the exchange offer in violation of the provisions of the Securities Act, the holder or any other person:

•	may not rely on applicable interpretations of the staff of the SEC; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer who acquired its original notes as a result of market-making activities or other trading activities, and thereafter receives exchange notes issued for its own account in the exchange offer, must represent to us and acknowledge that it will provide us with information we reasonably request and comply with the applicable provisions of the Securities Act (including, but not limited to, delivering this prospectus in connection with any resale of such exchange notes issued in the exchange offer). The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes Issued in the Exchange Offer

Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept, promptly after the expiration date, all original notes properly tendered and will issue exchange notes registered under the Securities Act in exchange for the tendered original notes. For purposes of the exchange offer, we shall be deemed to have accepted properly tendered original notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter, and complied with the applicable provisions of the registration rights agreement. See “—Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied before we accept any original notes for exchange.

For each original note accepted for exchange, the holder will receive an exchange note registered under the Securities Act having a principal amount equal to that of the surrendered original note. Registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from May 9, 2013. Under the registration rights agreement, we may be required to make payments of additional interest to the holders of the original notes under circumstances relating to the timing of the exchange offer.

In all cases, we will issue exchange notes for original notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for such original notes or a timely book-entry confirmation of such original notes into the exchange agent’s account at DTC, Euroclear or Clearstream, as appropriate;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents.

If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered original notes, or if a holder submits original notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or nonexchanged notes without cost to the tendering holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account with DTC, Euroclear or Clearstream, the nonexchanged notes will be credited to an account maintained with DTC, Euroclear or Clearstream. We will return the original notes or have them credited to DTC, Euroclear or Clearstream accounts, as appropriate, promptly after the expiration or termination of the exchange offer.

Book-Entry Transfer

The participant should transmit its acceptance to DTC, Euroclear or Clearstream, as the case may be, on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC, Euroclear or Clearstream, as the case may be, will verify the acceptance and then send to the exchange agent confirmation of the book-entry transfer. The confirmation of the book-entry transfer will include an agent’s message confirming that DTC, Euroclear or Clearstream, as the case may be, has received an express acknowledgement from the participant that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such participant. Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at DTC, Euroclear or Clearstream, as the case may be. However, the letter of transmittal or facsimile thereof or an agent’s message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address set forth below under “—The Exchange Agent” on or prior to the expiration date; or

•	comply with the guaranteed delivery procedures described below.

DTC’s ATOP program is the only method of processing exchange offers through DTC. To accept an exchange offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC’s communication system. In addition, such tendering participants should deliver a copy of the letter of transmittal to the exchange agent unless an agent’s message is transmitted in lieu thereof. DTC is obligated to communicate those electronic instructions to the exchange agent through an agent’s message. To tender original notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the letter of transmittal. Any instruction through ATOP is at your risk and such instruction will be deemed made only when actually received by the exchange agent.

In order for an acceptance of an exchange offer through ATOP to be valid, an agent’s message must be transmitted to and received by the exchange agent prior to the expiration date, or the guaranteed delivery procedures described below must be complied with. Delivery of instructions to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

If a holder of original notes desires to tender such notes and the holder’s original notes are not immediately available, or time will not permit the holder’s original notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the holder tenders the original notes through an eligible institution;

•	prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, acceptable to us, by mail, hand delivery, overnight courier or facsimile transmission, setting forth the name and address of the holder of the original notes tendered, the certificate number or numbers of such original notes and the amount of the original notes being tendered. The notice of guaranteed delivery shall state that the tender is being made and guarantee that within three New York Stock Exchange trading days after the expiration date, the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives the certificates for all physically tendered original notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent’s message with any required signature guarantees and any other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.

Withdrawal Rights

You may withdraw tenders of your original notes at any time prior to the expiration of the exchange offer.

For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth below under “—The Exchange Agent.” Any such notice of withdrawal must:

•	specify the name of the person that has tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the principal amount of such original notes; and

•	where certificates for original notes are transmitted, specify the name in which original notes are registered, if different from that of the withdrawing holder.

If certificates for original notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If original notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream, as applicable, to be credited with the withdrawn notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility (including time of receipt) of notices of withdrawal and our determination will be final and binding on all parties. Any tendered notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at DTC, Euroclear or Clearstream, as applicable, the original notes will be credited to an account with DTC, Euroclear or Clearstream, as applicable, for the original notes. The original notes will be returned promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following one of the procedures described under “—How to Tender Original Notes for Exchange” above at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, we are not required to accept the original notes in the exchange offer or to issue the exchange notes, and we may terminate or amend the exchange offer, if at any time before the expiration of the exchange offer (x) such acceptance or issuance would violate any applicable law or any interpretations of the staff of the SEC, (y) there is an action or proceeding instituted or threatened in any court or by any governmental agency that would reasonably be expected to impair our ability to proceed with the exchange offer or there is a material adverse development in any existing action or proceeding with respect to us, or (z) the governmental approvals necessary for the consummation of the exchange offer are not obtained.

The preceding conditions are for our sole benefit, and we may assert any of them regardless of the circumstances giving rise to such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. Our failure at any time to exercise the foregoing rights shall not be deemed a waiver of such rights, and each right shall be deemed an ongoing right which we may assert at any time and from time to time.

The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered in the exchange offer.

The Exchange Agent

U.S. Bank National Association has been appointed as our exchange agent for the exchange offer. All executed letters of transmittal should be directed to our exchange agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

By Registered Certified or Regular Mail:

U.S. Bank National Association

Attention: Specialized Finance

60 Livingston Ave - EP-MN-WS2N

St. Paul, MN 55107-2292

By Overnight Courier or Hand Delivery:

U.S. Bank National Association

Attention: Specialized Finance

111 Fillmore Avenue

St. Paul, MN 55107-1402

By Facsimile Transmission: (651) 466-7372

By Telephone: (800) 934-6802

Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service.

The method of delivery of the original notes, the letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or original notes should be sent directly to us.

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses.

The cash expenses to be incurred in connection with the exchange offer will be paid by us.

Transfer Taxes

Holders who tender their original notes for exchange notes will not be obligated to pay any transfer taxes in connection with the exchange. If, however, exchange notes issued in the exchange offer or substitute original notes not tendered or exchanged are to be delivered to, or are to be issued in the name of, any person other than the holder of the original notes tendered, or if a transfer tax is imposed for any reason other than the exchange of original notes in connection with the exchange offer, then the holder must pay any applicable transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, transfer taxes is not submitted with the letter of transmittal, the amount of the transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Original Notes

Holders who desire to tender their original notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange.

Original notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to accrue interest and to be subject to the provisions in the indenture regarding the transfer and exchange of the original notes and the existing restrictions on transfer set forth in the legend on the original notes and in the offering memorandum dated May 2, 2013, relating to the original notes. After completion of this exchange offer, we will have no further obligation to provide for the registration under the Securities Act of those original notes except in limited circumstances with respect to specific types of holders of original notes and we do not intend to register the original notes under the Securities Act. In general, original notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Upon completion of the exchange offer, holders of any remaining original notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances. See “Risk Factors—Risks Relating to the Exchange Offer—You may have difficulty selling the original notes that you do not exchange.”

Exchanging Original Notes

Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by holders of such notes, other than by any holder that is a broker-dealer who acquired original notes for its own account as a result of market-making or other trading activities or by any holder which is an “affiliate” of us within the meaning of Rule 405 under the Securities Act. The exchange notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the holder is not a broker-dealer tendering notes acquired directly from us;

•	the person acquiring the exchange notes in the exchange offer, whether or not that person is a holder, is acquiring them in the ordinary course of its business;

•	neither the holder nor that other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes issued in the exchange offer; and

•	the holder is not our affiliate.

However, the SEC has not considered the exchange offer in the context of a no-action letter, and we cannot guarantee that the staff of the SEC would make a similar determination with respect to the exchange offer as in these other circumstances.

Each holder must furnish a written representation, at our request, that:

•	it is acquiring the exchange notes issued in the exchange offer in the ordinary course of its business;

•	at the time of the commencement of the exchange offer, it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes issued in the exchange offer in violation of the provisions of the Securities Act;

•	it is not an “affiliate,” as defined in Rule 405 of the Securities Act, of us or any guarantor; and

•	if it is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the exchange notes.

Each holder who cannot make such representations:

•	will not be able to rely on the interpretations of the staff of the SEC in the above-mentioned interpretive letters;

•	will not be permitted or entitled to tender original notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of original notes, unless the sale is made under an exemption from such requirements.

In addition, each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by that broker-dealer as a result of market-making or other trading activities, must represent to us and acknowledge that it will provide us with information we reasonably request and comply with the applicable provisions of the Securities Act (including, but not limited to, delivering this prospectus in connection with any resale of such notes issued in the exchange offer). See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

In addition, to comply with state securities laws of certain jurisdictions, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the exchange notes. We have not agreed to register or qualify the exchange notes for offer or sale under state securities laws.

DESCRIPTION OF THE EXCHANGE NOTES

General

For purposes of this “Description of the Exchange Notes,” references to the “Issuer” are references to LKQ Corporation and not any of its Subsidiaries. The definitions of certain other terms used in the following summary are set forth below under “—Certain Definitions.”

The Issuer will issue the exchange notes under an indenture (the “Indenture”) dated as of May 9, 2013 among the Issuer, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”). This is the same indenture under which the original notes were issued. The term “Notes” shall include the exchange notes and the original notes that remain outstanding following the exchange offer.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of certain provisions of the Indenture is not necessarily complete and is qualified in its entirety by reference to the Indenture, including the definitions therein of certain terms used below. You should read the Indenture because it, and not this summary, defines your rights as a Holder of Notes. A copy of the Indenture has been filed as an exhibit to the Current Report on Form 8-K we filed with the SEC on May 10, 2013 and is available from us upon request. See “Where You Can Find More Information.”

The Exchange Notes Versus the Original Notes

The exchange notes are substantially identical to the original notes, except the exchange notes will be registered under the Securities Act, and the transfer restrictions and registration rights, and related additional interest provisions, applicable to the original notes will not apply to the exchange notes.

Principal, Maturity and Interest

The Issuer issued $600.0 million aggregate principal amount of original notes under the Indenture. The Issuer may issue additional notes in an unlimited amount (the “Additional Notes”) from time to time under the Indenture. However, no offering of any Additional Notes is being or shall in any manner be deemed to be made by this prospectus. The Notes and any Additional Notes of the same series issued under the same Indenture will be treated as a single class for all purposes under the Indenture.

The Notes will mature on May 15, 2023. Interest on the Notes will accrue at the rate of 4.75% per annum. Interest on the Notes will be payable in cash semi-annually in arrears on May 15 and November 15, to Holders of record on the May 1 or November 1 immediately preceding such interest payment date.

Interest on the exchange notes will accrue from the most recent date to which interest has been paid on the original notes, if no interest has been paid, from the Issue Date. If your original notes are tendered and accepted for exchange, you will receive interest on the exchange notes and not the original notes. Any original notes not tendered or not accepted for exchange will remain outstanding and continue to accrue interest according to their terms.

Interest will be computed on the basis of a 360-day year comprising twelve 30-day months, and in the case of an incomplete month, the number of days elapsed. The redemption price at final maturity for the Notes will be 100% of their principal amount.

Principal of and premium, if any, and interest on the Notes will be payable at the office or agency of the Issuer maintained for such purpose in the City and State of New York (the “Paying Agent”) or in the city in the United States in which the Trustee’s Corporate Trust Office is located or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that if any Holder has given wire transfer instructions to the Issuer or the Paying Agent at least 15 days prior to the payment date, all payments of principal, premium, if any, and interest with respect to the Notes held by such Holder will be made by wire transfer of immediately available funds to the account specified by such Holder. Until otherwise designated by the Issuer, the Issuer’s office or agency in the City and State of New York will be the office of the Trustee maintained for such purpose in the City and State of New York. The Issuer may change the Paying Agent or registrar without prior notice to the Holders, and the Issuer or any of the Subsidiaries may act as a Paying Agent or registrar.

The Notes will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

Ranking and Guarantees

The Notes will be senior obligations of the Issuer, ranking pari passu in right of payment with all other existing and future senior obligations of the Issuer, including obligations under other unsubordinated Indebtedness. The Notes will be effectively subordinated to all existing and future obligations of the Issuer that are secured by Liens on any property or assets of the Issuer, including the Senior Secured Credit Facility, to the extent of the value of the collateral securing such obligations, and will rank senior in right of payment to all existing and future obligations of the Issuer that are, by their terms, subordinated in right of payment to the Notes. As of September 30, 2013, after giving effect to the offering of the original notes and the borrowings under the senior secured credit facilities and the application of the proceeds therefrom, we had approximately $657.1 million aggregate principal amount of secured debt outstanding and had approximately $1,096.9 million of undrawn availability (after giving effect to approximately $53.2 million of outstanding letters of credit) under the Revolving Credit Facility and $70.0 million of undrawn availability under our accounts receivable securitization program.

The Issuer’s obligations under the Notes and the Indenture will be fully and unconditionally Guaranteed, jointly and severally, by each of the Issuer’s present and future Domestic Subsidiaries that from time to time are obligors under or Guarantee any Indebtedness under a Credit Facility, including, without limitation, the Senior Secured Credit Facility, or any syndicated loan or capital markets debt securities in an aggregate principal amount greater than or equal to $150.0 million.

Each Note Guarantee will be a senior obligation of the respective Guarantor, ranking pari passu in right of payment with all other senior obligations of such Guarantor, including obligations under other unsubordinated Indebtedness. Each Note Guarantee will be effectively subordinated to all existing and future obligations incurred by such Guarantor secured by Liens on any property or assets of such Guarantor, including the Senior Secured Credit Facility, to the extent of the value of the collateral securing such obligations, and will rank senior in right of payment to all existing and future obligations of such Guarantor that are, by their terms, subordinated in right of payment to the Guarantee of such Guarantor.

The Notes will be effectively subordinated to the obligations of non-Guarantor Subsidiaries. As of September 30, 2013, after giving effect to the offering of the original notes and the borrowings under the senior secured credit facilities and the application of the proceeds therefrom, we had approximately $657.1 million aggregate principal amount of secured debt outstanding and had approximately $1,096.9 million of undrawn availability (after giving effect to approximately $53.2 million of outstanding letters of credit) under the Revolving Credit Facility and $70.0 million of undrawn availability under our receivables securitization program. Of these amounts, as of the same date, our subsidiaries that do not guarantee the notes had approximately $212.7 million of outstanding indebtedness (which amount includes $199.8 million of borrowings under our Revolving Credit Facility by foreign subsidiaries that are borrowers under the Revolving Credit Facility but that do not guarantee the notes and $10.0 million of borrowings under the receivables securitization program). Our non-Guarantor Subsidiaries represented approximately 30% and 26% of our total revenues and operating income, respectively, for the nine months ended September 30, 2013. In addition, our non-Guarantor Subsidiaries represented approximately 38% and 30% of our total assets and total liabilities, respectively, as of September 30, 2013 (excluding, in each case, intercompany amounts)

The Guarantors will Guarantee the Notes on the terms and conditions set forth in the Indenture.

A Note Guarantee of a Guarantor will be unconditionally and automatically released and discharged upon any of the following:

•	any Transfer (including, without limitation, by way of consolidation or merger) by any Guarantor to any Person that is not a Guarantor of all or substantially all of the properties and assets of such Guarantor; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness under each Credit Facility and any other Indebtedness that gave rise to the obligation to provide such Note Guarantee;

•	any Transfer directly or indirectly (including, without limitation, by way of consolidation or merger) to any Person that is not a Guarantor of Equity Interests of a Guarantor or any issuance by a Guarantor of its Equity Interests, such that such Guarantor ceases to be a Subsidiary; provided that such Guarantor is also released from all of its obligations in respect of Indebtedness under each Credit Facility and any other Indebtedness that gave rise to the obligation to provide such Note Guarantee;

•	the release of such Guarantor from all obligations of such Guarantor in respect of Indebtedness under each Credit Facility and any other Indebtedness that gave rise to the obligation to provide such Note Guarantee; or

•	upon legal defeasance, covenant defeasance or satisfaction and discharge of the Indenture as provided below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge.”

No such release or discharge of a Note Guarantee of a Guarantor shall be effective against the Trustee or the Holders of Notes to which such Note Guarantee relates (i) if a Default or Event of Default shall have occurred and be continuing under the Indenture as of the time of such proposed release until such time as such Default or Event of Default is cured and waived (unless such release is in connection with the sale of the Equity Interests in such Guarantor constituting collateral for a Credit Facility in connection with the exercise of remedies against such Equity Interests or in connection with a Transfer permitted by the Indenture if, but for the existence of such Default or Event of Default, such Guarantor would otherwise be entitled to be released from its Guarantee following the sale of such Equity Interests) and (ii) until the Issuer shall have delivered to the Trustee an officers’ certificate, upon which the Trustee shall have the right to rely, stating that all conditions precedent provided for in the Indenture relating to such transactions have been complied with and that such release and discharge is authorized and permitted under the Indenture. At the request of the Issuer, and upon being provided an officers’ certificate, the Trustee shall execute and deliver an instrument evidencing such release.

By its terms, the Note Guarantee of each Guarantor will limit the liability of each such Guarantor to the maximum amount it can pay without its Note Guarantee being deemed a fraudulent transfer. See “Risk Factors—Risks Related to our Indebtedness and the Exchange Notes—United States federal and state statutes allow courts, under specific circumstances, to void the notes and the guarantees, subordinate claims in respect of the notes and the guarantees and require noteholders to return payments received from us or the guarantors.”

Optional Redemption

At any time prior to May 15, 2016, the Issuer may on any one or more occasions redeem up to (i) 35% of the original aggregate principal amount of Notes issued under the Indenture and (ii) all or a portion of any Additional Notes issued after the Issue Date, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 104.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the date of redemption, with an amount of cash no greater than the cash proceeds (net of underwriting discounts and commissions) of all Equity Offerings by the Issuer since the Issue Date; provided that:

(1)	at least 65% (calculated after giving effect to any issuance of Additional Notes) of the original aggregate principal amount of Notes issued under the Indenture (excluding Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 120 days of the date of the closing of such Equity Offering.

In addition, prior to May 15, 2018, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to but excluding the applicable redemption date, plus the Make-Whole Premium. The Indenture provides that with respect to any such redemption the Issuer will notify the Trustee of the Make-Whole Premium with respect to the Notes promptly after the calculation and the Trustee will not be responsible for verifying or otherwise for such calculation.

On or after May 15, 2018, the Issuer may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes redeemed, to but excluding the applicable date of redemption (subject to the rights of holders of Notes to be redeemed on or after a record date for the payment of interest to receive interest on the relevant interest payment date), if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Year	Percentage
2018	102.375%
2019	101.583%
2020	100.792%
2021 and thereafter	100.000%

Unless the Issuer defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date. The Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

In addition, the Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.

Notwithstanding the foregoing, the payment of accrued but unpaid interest in connection with the redemption of Notes is subject to the rights of a Holder of Notes on a record date for the payment of interest whose Notes are to be redeemed on or after such record date but on or prior to the related interest payment date to receive interest on such interest payment date.

Selection and Notice Regarding Notes

If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes to be redeemed are listed or, if the Notes are not so listed, on a pro rata basis (or, in the case of Notes in global form, the Notes will be selected for redemption based on DTC’s applicable procedures); provided that no Notes with a principal amount of $2,000 or less shall be redeemed in part. Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global Notes, sent electronically). If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on such Notes or portions thereof called for redemption. Redemption amounts shall only be paid upon presentation and surrender of any such Notes to be redeemed.

Any redemption and notice thereof pursuant to the Indenture may, in the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent.

Mandatory Redemption

Except as set forth below under “—Repurchase at the Option of Holders,” the Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Asset Dispositions

The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1) the Issuer or such Subsidiary receives consideration at least equal to the fair market value (such fair market value to be determined in good faith by the Issuer on the date of contractually agreeing to such Asset Disposition) of the equity and assets subject to such Asset Disposition;

(2) at least 75% of the consideration received by the Issuer or such Subsidiary is in the form of cash or cash equivalents, Additional Assets or any combination thereof (collectively, the “Cash Consideration”); and

(3) within 365 days from the later of the date of such Asset Disposition or the receipt of such Net Available Cash, an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Issuer (or such Subsidiary, as the case may be):

(A)	to the extent the Issuer elects (or is required by the terms of any applicable Indebtedness), to prepay, repay, redeem or purchase Secured Debt of the Issuer or any Guarantor or Indebtedness of a Wholly Owned Subsidiary that is not a Guarantor (in each case other than Indebtedness owed to the Issuer or an Affiliate of the Issuer), provided such prepayment, repayment, redemption or purchase permanently retires, or reduces the related loan commitment (if any) for, such Indebtedness in an amount equal to the principal amount so prepaid, repaid, redeemed or purchased;

(B)	to the extent the Issuer elects, to acquire Additional Assets or to make any other capital expenditures;

(C)	to make an offer to the Holders of the Notes (and to holders of other Pari Passu Indebtedness of the Issuer designated by the Issuer) to purchase Notes (and such other Pari Passu Indebtedness of the Issuer) pursuant to and subject to the conditions contained in the Indenture, as set forth below, and in the instruments governing such Pari Passu Indebtedness; and

(D)	to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any purpose permitted by the terms of the Indenture.

Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be applied to temporarily reduce revolving credit Indebtedness or in any manner not prohibited by the Indenture.

For the purposes of this covenant, the following are deemed to be Cash Consideration:

•	any liabilities, as shown on the Issuer’s or any Subsidiary’s most recent balance sheet, of the Issuer or such Subsidiary (other than contingent liabilities) that are assumed by the transferee of any such assets pursuant to (1) a customary novation agreement that releases the Issuer or such Subsidiary from further liability or (2) an assignment agreement that includes, in lieu of such a release, the agreement of the transferee or its parent company to indemnify and hold harmless the Issuer or such Subsidiary from and against any loss, liability or cost in respect of such assumed liability;

•	any securities, notes or other obligations received by the Issuer or any Subsidiary from such transferee that are converted by the Issuer or such Subsidiary into cash or cash equivalents within 180 days after such Asset Disposition, to the extent of the cash and cash equivalents received in that conversion; and

•	any Designated Non-cash Consideration received by the Issuer or any of its Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause that has at that time not been converted into cash or a cash equivalent, not to exceed the greater of (x) $100.0 million and (y) 3.0% of Consolidated Net Tangible Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

The amount of Net Available Cash not applied or invested as provided above will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds equals or exceeds $100.0 million, the Issuer shall make an offer to purchase Notes (an “Offer”) within ten Business Days thereof, and shall purchase Notes tendered pursuant to an Offer by the Issuer for the Notes and other Pari Passu Indebtedness that contemporaneously requires the purchase, prepayment or redemption of such Indebtedness with the proceeds of sales of assets at a purchase price of 100% of their principal amount without premium, plus accrued but unpaid interest (including additional interest, if any) (or, in respect of such other Pari Passu Indebtedness of the Issuer, such lesser price, if any, as may be provided for by the terms of such Pari Passu Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture and the terms of such other Pari Passu Indebtedness. If any Excess Proceeds remain after consummation of an Offer and the contemporaneous offer with respect to any other

Pari Passu Indebtedness contemplated above, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate purchase price of the securities tendered exceeds the amount of Excess Proceeds, the Issuer shall allocate the Excess Proceeds between such securities on a pro rata basis and will select the Notes to be purchased on a pro rata basis but in denominations of $2,000 principal amount or integral multiples of $1,000 in excess thereof. The remainder of the Excess Proceeds allocable to the other Pari Passu Indebtedness will be repurchased as provided pursuant to the terms of such Indebtedness. Upon completion of such an Offer to purchase, Excess Proceeds will be deemed to be reset to zero.

The Issuer will comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Change of Control

Upon the occurrence of a Change of Control, each Holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of their aggregate principal amount, plus accrued and unpaid interest, if any, thereon to the purchase date (the “Change of Control Payment”). Within 30 days following any Change of Control or, at the Issuer’s option, prior to the consummation of such Change of Control but after the public announcement thereof, the Issuer will mail (or to the extent permitted or required by applicable DTC procedures or regulations with respect to global Notes, send electronically) a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the purchase date specified in such notice (which must be no earlier than 30 days nor later than 60 days from the date such notice is sent, other than as required by law) (the “Change of Control Payment Date”) pursuant to the procedures required by the Indenture and described in such notice. Such obligation will not continue after a discharge of the Issuer or defeasance from its obligations with respect to the Notes. See “—Legal Defeasance and Covenant Defeasance.”

On the Change of Control Payment Date, the Issuer will, to the extent lawful:

(1) accept for payment all Notes or portions thereof (in minimum amounts of $2,000 or an integral multiple of $1,000 in excess thereof) properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver or cause to be delivered to the Trustee for cancellation all Notes so accepted together with an officers’ certificate stating the aggregate principal amount of Notes (or portions thereof) being purchased by the Issuer.

The Paying Agent will promptly remit to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder of Notes a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.

If Holders of not less than 90% in aggregate principal amount of the then outstanding Notes validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any other Person making a Change of Control Offer in lieu of the Issuer as described below, purchases all of the Notes validly tendered and not withdrawn by such holders, the Issuer will have the right, upon not less than 15 nor more than 30 days’ prior notice, given not more than 15 days following such purchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest to but excluding the date of redemption.

Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction with respect to the Issuer.

The Issuer will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture with respect to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given or will be given pursuant to the Indenture as described above under the caption “—Optional Redemption” prior to the date the Issuer is required to send notice of the Change of Control Offer to the Holders of the Notes, unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made and such Change of Control Offer is otherwise made in compliance with the provisions of this covenant.

The Senior Secured Credit Facility contains, and future Indebtedness may contain, prohibitions on the occurrence of certain events that would constitute a Change of Control or an Asset Disposition or require the repayment or repurchase of such Indebtedness upon a Change of Control or an Asset Disposition. Moreover, the exercise by the Holders of their right to require the Issuer to repurchase the Notes could cause a default under the Senior Secured Credit Facility and/or such Indebtedness, even if the Change of Control or Asset Disposition itself does not. Finally, the Issuer’s ability to pay cash to the Holders of Notes following the occurrence of a Change of Control or an Asset Disposition may be limited by its then-existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases and there can be no assurance that the Issuer would be able to obtain financing to make such repurchases. Even if sufficient funds were otherwise available, the terms of the Senior Secured Credit Facility does, and future Indebtedness may, prohibit the Issuer’s prepayment of Notes before their scheduled maturity. Consequently, if the Issuer is not able to prepay amounts due under the Senior Secured Credit Facility and any such other Indebtedness containing similar restrictions or obtain requisite consents, the Issuer will be unable to fulfill its repurchase obligations if Holders of Notes exercise their repurchase rights following a Change of Control or an Asset Disposition, resulting in a Default under the Indenture. A Default under the Indenture would constitute a default under the Senior Secured Credit Facility and could constitute a default under other Indebtedness.

The existence of a Holder’s right to require the Issuer to make a Change of Control Offer upon a Change of Control may deter a third party from acquiring the Issuer in a transaction that constitutes a Change of Control. The definition of “Change of Control” includes a phrase relating to the transfer of “all or substantially all” of the assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Issuer to repurchase its Notes as a result of a transfer of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person may be uncertain.

Certain Covenants

Suspension of Certain Covenants when Notes Rated Investment Grade

If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Subsidiaries will not be subject to the following covenants (collectively, the “Suspended Covenants”):

(1) “—Limitations on Restricted Payments”;

(2) “—Repurchase at the Option of Holders—Asset Disposition”;

(3) clause (2) of the covenant described below under the caption “—Limitation on Sale and Leaseback Transactions”; and

(4) “—Additional Note Guarantees.”

In the event that the Issuer and its Subsidiaries are not subject to the Suspended Covenants under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating, then the Issuer and its Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events.

The period of time between the occurrence of a Covenant Suspension Event and the Reversion Date is referred to in this description as the “Suspension Period.” In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under the Indenture with respect to Notes. With respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though the covenant described under the caption “—Limitations on Restricted Payments” had been in effect since the Issue Date and throughout the Suspension Period except that no Default will be deemed to have occurred solely by reason of a Restricted Payment made while that covenant was suspended. Accordingly, Restricted Payments made during the Suspension Period will reduce the amounts available to be made as Restricted Payments under the first paragraph of “—Limitations on Restricted Payments.” In addition, notwithstanding the foregoing, the continued existence after any reinstitution of the foregoing covenants of facts and circumstances or obligations arising from transactions that occurred during the period such covenants were suspended shall not constitute a breach of any covenant set forth in the Indenture or cause an Event of Default thereunder.

The Trustee shall have no responsibility to monitor any change in the rating of the Notes. There can be no assurance that the Notes will ever achieve or maintain Investment Grade Ratings.

Limitations on Restricted Payments

The Issuer will not, and will not permit any Subsidiary to, directly or indirectly, make any Restricted Payment if at the time of such Restricted Payment:

(a) a Default shall have occurred and be continuing or shall occur as a consequence thereof;

(b) after giving effect to such Restricted Payment (including, without limitation, the incurrence of any Indebtedness to finance such Restricted Payment), the Consolidated Fixed Charge Coverage Ratio would be less than 2:00 to 1:00; or

(c) the amount of such Restricted Payment, when added to the aggregate amount of all other Restricted Payments made after the Issue Date (other than Restricted Payments made pursuant to clauses (b), (c), (d) or (e) of the next paragraph), exceeds the sum (the “Restricted Payments Basket”) of (without duplication):

(i) 50% of Consolidated Net Income of the Issuer and its Subsidiaries determined in accordance with GAAP for the period (taken as one accounting period) commencing on the first day of the fiscal quarter during which the Issue Date occurs to and including the last day of the fiscal quarter ended immediately prior to the date of such calculation for which consolidated financial statements are available (or, if such Consolidated Net Income shall be a deficit, minus 100% of such aggregate deficit), plus

(ii) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of property and marketable securities received by the Issuer from the issuance and sale of Qualified Equity Interests of the Issuer after the Issue Date or from the issue or sale of convertible or exchangeable Disqualified Equity Interests of the Issuer or convertible or exchangeable debt securities of the Issuer, in each case that have been converted into or exchanged for Qualified Equity Interests of the Issuer, other than (A) any such proceeds which are used to redeem Notes in accordance with the second paragraph under “—Optional Redemption” or (B) any such proceeds or assets received from a Subsidiary of the Issuer, plus

(iii) the aggregate amount by which Indebtedness (other than any Subordinated Indebtedness) incurred by the Issuer or any Subsidiary subsequent to the Issue Date is reduced on the Issuer’s balance sheet upon the conversion or exchange (other than by a Subsidiary of the Issuer) into Qualified Equity Interests of the Issuer (less the amount of any cash, or the fair value of assets, distributed by the Issuer or any Subsidiary upon such conversion or exchange).

The foregoing provisions will not prohibit:

(a) the payment by the Issuer of any dividend or the consummation of any redemption within 60 days after the date of declaration thereof or the giving of the redemption notice, as the case may be, if on the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;

(b) the redemption of any Equity Interests of the Issuer in exchange for, or out of the proceeds of the substantially concurrent issuance and sale of, Qualified Equity Interests;

(c) payments by the Issuer to redeem Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) of the Issuer or its Subsidiaries, upon their death, disability, retirement, severance or termination of employment or service or other repurchase event pursuant to any management equity plan or stock option plan, shareholders’ agreement or any other management or employee benefit plan or agreement or arrangement; provided that the aggregate cash consideration paid for all such redemptions shall not exceed (A) $25.0 million during any calendar year (with unused amounts being available to be used in the following two calendar years but not any succeeding calendar year) plus (B) the amount of any net cash proceeds received by the Issuer from the issuance and sale after the Issue Date of Qualified Equity Interests of the Issuer to officers, directors or employees of the Issuer or the Subsidiaries that have not been applied to the payment of Restricted Payments pursuant to this clause (c), plus (C) the net cash proceeds of any “key-man” life insurance policies that have not been applied to the payment of Restricted Payments pursuant to this clause (c); provided, that neither (x) cancellation of Indebtedness owing to the Issuer from any current or former officer, director or employee (or any permitted transferees thereof) of the Issuer or any of its Subsidiaries (or any direct or indirect parent company thereof), in connection with a repurchase of Equity Interests of the Issuer from such Persons nor (y) any payments or other obligations arising in respect of Equity Interests of the Issuer held by officers, directors or employees or former officers, directors or employees (or their transferees, estates or beneficiaries under their estates) in connection with or resulting from the announcement or consummation of a Change of Control, will be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture;

(d) repurchases, acquisitions or retirements for value of Equity Interests deemed to occur upon the exercise of stock options, warrants, rights to acquire Equity Interests or other convertible securities if the Equity Interests represent a portion of the exercise price thereof, or in connection with the withholding of a portion of the Equity Interests granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;

(e) Restricted Payments to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Equity Interests of any Person (including in a merger, consolidation, amalgamation or similar transaction) and payments of cash to dissenting shareholders in connection with a merger, consolidation, amalgamation, transfer of assets;

(f) the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of the Issuer to the holders of its Equity Interests on a pro rata basis;

(g) the purchase of Equity Interests of the Issuer in an aggregate amount not to exceed $100.0 million in any twelve-month period;

(h) the making by the Issuer of regular quarterly and/or annual dividend payments in respect of its common stock in an aggregate amount not to exceed 1.0% of the total market capitalization of the Issuer (determined as of the date of declaration of such dividend), in any fiscal year;

(i) Restricted Payments in an amount not to exceed $125.0 million since the Issue Date; and

(j) other Restricted Payments if, at the time of the making of such payments, and after giving effect thereto (including, without limitation, the incurrence of any Indebtedness to finance such payment), the Total Net Leverage Ratio would not exceed 2.00 to 1.00, provided that (a) in the case of any Restricted Payment pursuant to clause (c), (i) or (j) above, no Default shall have occurred and be continuing or occur as a consequence thereof and (b) no issuance and sale of Qualified Equity Interests that are used to make a payment pursuant to clauses (b) or (c)(B) above shall increase the Restricted Payments Basket.

Limitation on Liens

The Issuer will not at any time create, incur, assume or guarantee, and will not cause or permit a Subsidiary to create, incur, assume or guarantee, any Secured Debt (the “Initial Security Interest”), and the Issuer will not at any time create, and will not cause or permit a Subsidiary to create, any Security Interest securing any indebtedness existing on the date of the Indenture which would constitute Secured Debt if it were secured by a Security Interest, without first making effective provision whereby the debt securities then outstanding under the Indenture and any other indebtedness of or guaranteed by the Issuer or such Subsidiary then entitled thereto, subject to applicable priorities of payment, shall be secured by the Security Interest securing such Secured Debt equally and ratably with any and all other obligations and indebtedness so secured, so long as such other obligations and indebtedness shall be so secured; provided, however, that the foregoing prohibition will not prevent the creation, incurrence, assumption or guarantee of the following permitted Security Interests (the “Permitted Security Interests”) :

(1)	Security Interests on property acquired, constructed, developed or improved after the date of the Indenture by the Issuer or a Subsidiary and created prior to or contemporaneously with, or within 180 days after the acquisition of property which is a parcel of real property, a building, machinery or equipment;

(2)	Security Interests on property at the time of acquisition which secure obligations assumed by the Issuer or a Subsidiary, or on the property or on the outstanding shares or indebtedness of a corporation or firm at the time it becomes a Subsidiary or is merged into or consolidated with the Issuer or a Subsidiary, or on properties of a corporation or firm acquired by the Issuer or a Subsidiary as an entirety or substantially as an entirety; provided that the Security Interests may not extend to any other property of the Issuer or Subsidiary other than proceeds and products of such property, shares or indebtedness and accessions thereto;

(3)	Security Interests arising from conditional sales agreements or title retention agreements with respect to property acquired by the Issuer or any Subsidiary;

(4)	Security Interests securing indebtedness of a Subsidiary owing to the Issuer or to another Subsidiary;

(5)	Security Interests (a) to secure obligations under Credit Facilities or (b) in accounts receivable and related assets of the types specified in the definition of “Qualified Receivables Transaction” incurred in connection with a Qualified Receivables Transaction, in an aggregate principal amount under clauses (a) and (b) combined not to exceed the greater of (x) $2,100.0 million and (y) the maximum amount that would not cause the Senior Secured Net Leverage Ratio to exceed 3.00 to 1.00 after giving effect to the incurrence of the obligations to be secured by such Security Interests;

(6)	Security Interests existing on the Issue Date and extensions, renewals and replacements of any such Security Interests so long as such Security Interests are not extended to any other property of the Issuer or any of its Subsidiaries;

(7)	any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulations, which is required by law or governmental regulation as a condition to the transaction of any business, or the exercise of any privilege, franchise or license;

(8)	carriers’, warehousemen’s, mechanics’ and other statutory liens arising in the ordinary course of business (including construction of facilities) in respect of obligations that are not due or that are being contested in good faith;

(9)	Security Interests for taxes, assessments or governmental charges not yet delinquent or for taxes, assessments or governmental charges that are being contested in good faith;

(10)	Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed or not giving rise to an Event of Default;

(11)	landlords’ liens on fixtures on premises leased in the ordinary course of business;

(12)	Security Interests to secure the performance of statutory obligations, insurance, surety or appeal bonds, performance bonds, or other obligations of a like nature incurred in the ordinary course of business (including Security Interests to secure letters of credit issued to assure payment of such obligations);

(13)	Security Interests on assets of the Issuer or any of its Subsidiaries securing Indebtedness consisting of Hedging Obligations or Treasury Management Arrangements;

(14)	survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially impair the use of said properties in the operation of the business of the Issuer and its Subsidiaries;

(15)	Security Interests on insurance policies and proceeds thereof, or other deposits, to secure insurance premium financings;

(16)	filing of Uniform Commercial Code financing statements as a precautionary measure in connection with operating leases;

(17)	bankers’ liens and rights of setoff;

(18)	Security interests in cash, cash equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(19)	Security Interests on specific items of inventory or other goods (and the proceeds thereof) of the Issuer or a Subsidiary securing such Person’s obligations in respect of bankers’ acceptances or trade-related letters of credit issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(20)	grants of intellectual property licenses (including software and other technology licenses) in the ordinary course of business;

(21)	Security Interests incurred or pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security and employee health and disability benefits (including pledges or deposits securing liability to insurance carriers under insurance or self-insurance arrangements);

(22)	deposits made in the ordinary course of business to secure liability to insurance carriers;

(23)	Security Interests to secure partial, progress, advance or other payments or any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction, development, or substantial repair, alteration or improvement of the property subject to such Security Interests if the commitment for the financing is obtained not later than 180 days after the later of the completion of or the placing into operation (exclusive of test and start-up periods) of such property; or

(24)	other Security Interests securing Indebtedness, in an aggregate principal amount for the Issuer and its Subsidiaries together with the amount of Attributable Indebtedness incurred in connection with Sale and Leaseback Transactions, not exceeding at the time such Security Interest is created or assumed the greater of (x) $200.0 million or (y) 7.5% of Consolidated Net Tangible Assets.

Additionally, such permitted Secured Debt includes (with certain limitations) any extension, renewal or refunding, in whole or in part, of any Secured Debt permitted at the time of the original incurrence thereof.

Any Security Interest created for the benefit of the Holders of the Notes pursuant to this covenant shall provide by its terms that such Security Interest shall be unconditionally and automatically released and discharged upon the release and discharge of the Initial Security Interest.

For purposes of determining compliance with this “Limitation on Liens” covenant, a Security Interest securing an item of Secured Debt need not be permitted solely by one category of Permitted Security Interest but may be permitted in part under any combination thereof, and if a Permitted Security Interest meets the criteria or more than one of the exceptions described in clauses (1) through (24) above, the Issuer may, in its sole discretion, classify the Permitted Security Interest in any manner that complies with this covenant.

Limitation on Sale and Leaseback Transactions

The Indenture provides that the Issuer will not, and may not permit any Subsidiary to, engage in any Sale and Leaseback Transaction unless:

(1)	the Issuer or such Subsidiary would be entitled to incur Secured Debt pursuant to the covenant described under the caption “Limitations on Liens” equal in amount to the net proceeds of the property sold or transferred or to be sold or to be transferred pursuant to such Sale and Leaseback Transaction and secured by a Security Interest on the property to be leased, without equally and ratably securing the debt securities outstanding under the Indenture as provided under said section; or

(2)	the Issuer or a Subsidiary shall apply, within 180 days after the effective date of such sale or transfer, an amount equal to such net proceeds to (i) the acquisition, construction, development or improvement of properties, facilities or equipment which are, or upon such acquisition, construction, development or improvement will be, a Principal Facility or Facilities or a part thereof or (ii) the redemption of Notes issued under the Indenture or to the repayment or redemption of long-term Indebtedness of the Issuer or of any Subsidiary, or in part to such acquisition, construction, development or improvement and in part to such redemption and/or repayment. In lieu of applying an amount equal to such net proceeds to such redemption the Issuer may, within 180 days after such sale or transfer, deliver to the appropriate indenture trustee Notes issued under the Indenture or long-term Indebtedness for cancellation and thereby reduce the amount to be applied to the redemption of such Notes or long-term Indebtedness by an amount equivalent to the aggregate principal amount of Notes or long-term Indebtedness.

Merger, Consolidation or Sale of Assets

The Indenture provides that (i) the Issuer will not consolidate or merge with or into any other Person or Transfer all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole and (ii) the Issuer will not permit any of its Subsidiaries to, in a single transaction or a series of related transactions, Transfer all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in each case, to, another Person unless:

(1) the Issuer is the continuing corporation, or the successor is a corporation, limited liability company, partnership or trust organized and existing under the laws of the United States or a state thereof and the successor person expressly assumes by a supplemental indenture or amendment of the relevant documents the Issuer’s obligations under the Notes, the Indenture and the Registration Rights Agreement;

(2) the Issuer or the successor person, as the case may be, is not immediately after such transaction, in default in the performance of any covenant or condition under the Indenture; and

(3) after giving effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred or be continuing.

Upon any consolidation, combination or merger of the Issuer, or any Transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, in accordance with the foregoing, in which the Issuer is not the continuing obligor under the Notes, the surviving entity formed by such consolidation or into which the Issuer is merged or to which such Transfer of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, is made will succeed to, and be substituted for, and may exercise every right and power of the Issuer under the Indenture and Notes with the same effect as if such surviving entity had been named therein as the Issuer, and the Issuer and all of the Guarantors will be released from the obligation to pay the principal of and interest on such Notes or in respect of its related Note Guarantee, as the case may be, and all of the Issuer’s or such Guarantor’s other obligations and covenants under such Notes, the Indenture and its related Note Guarantee, if applicable. The Issuer shall deliver, or cause to be delivered, to the Trustee an officers’ certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, sale, conveyance, assignment, transfer, lease or other disposition complies with the requirements of the Indenture, and an Opinion of Counsel stating that the Notes, the Indenture and Note Guarantees, as applicable, constitute valid and binding obligations of the Issuer or applicable Guarantor or other surviving entity, subject to customary exceptions.

This “Merger, Consolidation or Sale of Assets” covenant will not apply to any Transfer of assets between or among the Issuer and any one or more of its Subsidiaries or between or among any one or more of the Issuer’s Subsidiaries. Clause (3) of the first paragraph of this covenant will not apply to (1) any merger or consolidation of the Issuer with or into one of its Subsidiaries for any purpose or (2) any merger or consolidation of the Issuer or a Subsidiary solely for the purpose of reincorporating the Issuer or a Subsidiary in another jurisdiction.

Additional Note Guarantees

If, on or after the Issue Date:

(1) the Issuer or any of its Subsidiaries acquires or creates another Domestic Subsidiary that incurs any Indebtedness under Credit Facilities or any syndicated loan or capital markets debt securities in an aggregate principal amount greater than or equal to $150.0 million or guarantees any such Indebtedness of the Issuer or any of its Domestic Subsidiaries; or

(2) any Domestic Subsidiary of the Issuer incurs Indebtedness under Credit Facilities or any syndicated loan or capital markets debt securities in an aggregate principal amount greater than or equal to $150.0 million or guarantees any such Indebtedness of the Issuer or any of its Domestic Subsidiaries and that Domestic Subsidiary was not a Guarantor immediately prior to such incurrence or guarantee (an “Additional Obligor”), then that newly acquired or created Domestic Subsidiary or Additional Obligor, as the case may be, must become a Guarantor and execute a supplemental indenture substantially in the form of an exhibit to the Indenture within 30 Business Days of the date on which it was acquired or created or became an Additional Obligor.

In addition, the Issuer shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such supplemental Indenture complies with the applicable provisions of the Indenture, that all conditions precedent in the Indenture relating to such transaction have been satisfied, and such opinion of counsel shall additionally state that such supplemental Indenture is enforceable against the new Guarantor, subject to customary qualifications.

A Note Guarantee of any Guarantor will be subject to release and discharge as described under the caption “—Ranking and Guarantees.”

Reports

The Indenture provides that, whether or not required by the rules and regulations of the Securities and Exchange Commission (the “SEC”), so long as any Notes are outstanding thereunder, the Issuer will furnish to the Trustee and Holders the following:

(1) all quarterly and annual financial information of the Issuer that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Issuer were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Issuer and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Issuer’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports (during any period in which the Issuer is not required to file reports with the SEC, such current reports need only be prepared or delivered if the Issuer determines in good faith that the information to be reported is material to the Holders of the Notes or the business, operations, assets, liabilities or financial position of the Issuer and its Subsidiaries, taken as a whole), in each case, within the time periods specified in the SEC’s rules and regulations (and, during any period in which the Issuer is not required to file reports with the SEC, within the time periods specified in the SEC’s rules and regulations applicable to a “non-accelerated filer”).

In addition, whether or not required by the rules and regulations of the SEC, the Issuer will make all such information publicly available (including via a non-password protected website) within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to Holders of the Notes upon request. In addition, the Issuer and the Guarantors will, for so long as any Notes remain outstanding, furnish to the Holders of such Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Whether the Issuer files such reports with the SEC or posts its reports on its website, the public posting of such reports shall satisfy any requirement hereunder to deliver such reports to Holders of the Notes. The Issuer will at all times comply with TIA §314(a). The terms of the Indenture shall not impose any duty on the Issuer under the Sarbanes-Oxley Act of 2002 and the related SEC rules that would not otherwise be applicable to it.

Delivery of such reports and information to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under the Indenture as to which the Trustee is entitled to rely exclusively on an officer’s certificate).

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or of any Subsidiary of the Issuer, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver may not be effective to waive liabilities under the federal securities laws.

Events of Default and Remedies

The Indenture provides that each of the following constitutes an “Event of Default”:

(1) default for 30 consecutive days in the payment when due of interest with respect to the Notes issued thereunder;

(2) default in payment when due of principal or premium, if any, on the Notes issued thereunder at maturity, upon redemption or otherwise;

(3) failure by the Issuer or any Subsidiary for 60 consecutive days after receipt of notice from the Trustee or Holders of at least 25% in aggregate principal amount of the Notes then outstanding under the Indenture (with a copy to the Trustee) to comply with the provisions described under “—Repurchase at the Option of Holders—Change of Control”;

(4) failure by the Issuer or any Subsidiary of the Issuer for 60 consecutive days after receipt of notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding under the Indenture (with a copy to the Trustee) to comply with any covenant or agreement contained in the Indenture (other than the covenants and agreements specified in clauses (1) through (3) of this paragraph);

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Issuer or any of its Subsidiaries or the payment of which is Guaranteed by the Issuer or any of its Subsidiaries (other than Indebtedness owed to the Issuer or a Subsidiary), whether such Indebtedness or Guarantee now exists or is created after the Issue Date, which default (a) is caused by a failure to pay when due at final stated maturity (giving effect to any grace period related thereto) principal of such Indebtedness (a “Payment Default”) or (b) results in the acceleration of such Indebtedness prior to its stated maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $100.0 million or more; and, in each case, the Issuer has received notice specifying the default from the Trustee or Holders of at least 25% in aggregate principal amount of Notes then outstanding (with a copy to the Trustee) and does not cure the default within 30 days;

(6) failure by the Issuer or any of its Subsidiaries to pay final and non-appealable judgments (net of any amounts covered by insurance and as to which such insurer has not denied responsibility or coverage in writing) aggregating $100.0 million or more, which judgments are not paid, discharged, bonded, stayed or waived within 60 days after such judgment becomes final, and in the event such judgment is covered in full by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(7) certain events of bankruptcy or insolvency with respect to the Issuer or any Subsidiary that is a Significant Subsidiary or group of Subsidiaries of the Issuer that, together, would constitute a Significant Subsidiary; and

(8) any Note Guarantee of any Guarantor that is a Significant Subsidiary ceases to be in full force and effect in all material respects (other than in accordance with the terms of such Note Guarantee and the Indenture) or is declared null and void and unenforceable or found to be invalid or any Guarantor denies its liability under its Note Guarantee (other than by reason of release of a Guarantor from its Note Guarantee in accordance with the terms of the Indenture and such Note Guarantee).

If any Event of Default under an Indenture occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding under the Indenture may declare all Notes issued under the Indenture to be due and payable by notice in writing to the Issuer and the Trustee, in the case of notice by Holders, specifying the respective Event of Default and that it is a “notice of acceleration” and the same shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (7) above with respect to the Issuer, all outstanding Notes then outstanding under the Indenture will become due and payable without further action or notice. The Holders of any Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, the Holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture may direct the Trustee in its exercise of any trust or power.

The Holders of a majority in aggregate principal amount of the Notes then outstanding under the Indenture, by written notice to the Trustee, may (subject to certain conditions) on behalf of the Holders of all of the Notes issued under the Indenture waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of interest or premium on, or principal of, such Notes. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in the Holders’ interest.

The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within 5 business days after an executive officer of the Issuer becomes aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

Satisfaction and Discharge

The Indenture will be discharged and will, subject to certain surviving provisions, cease to be of further effect as to all Notes issued thereunder when:

(1) The Issuer delivers to the Trustee all outstanding Notes issued under the Indenture (other than Notes replaced because of mutilation, loss, destruction or wrongful taking) for cancellation; or

(2) all Notes outstanding under the Indenture have become due and payable, whether at maturity or as a result of the mailing or sending of a notice of redemption as described above, or will become due and payable within one year, and the Issuer or any Guarantor irrevocably deposits with the Trustee as funds in trust solely for the benefit of the Holders, cash in U.S. dollars, noncallable U.S. government securities, or a combination thereof, sufficient to pay at maturity or upon redemption all Notes outstanding under the Indenture, including interest thereon, and if in either case the Issuer or any Guarantor pays all other sums payable under the Indenture by it. The Trustee will acknowledge satisfaction and discharge of the Indenture on demand of the Issuer accompanied by an officers’ certificate and an Opinion of Counsel, upon which the Trustee shall have no liability in relying, stating that all conditions precedent to satisfaction and discharge have been satisfied and at the cost and expense of the Issuer.

Legal Defeasance and Covenant Defeasance

The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the Notes outstanding under the Indenture (“Legal Defeasance”), except for:

(1) the rights of the Holders of the Notes outstanding under the Indenture to receive payments in respect of the principal amount of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(2) the Issuer’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default under the Indenture. In the event Covenant Defeasance occurs under the Indenture, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption “—Events of Default and Remedies” will no longer constitute an Event of Default under the Indenture.

In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes issued under the Indenture, cash in U.S. dollars, non-callable U.S. government securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (such opinion shall be delivered to the Trustee and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on the Notes outstanding under the Indenture on the stated maturity or on the applicable optional redemption date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Notes outstanding under the Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that the Holders of the Notes outstanding under the Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6) the Issuer must deliver to the Trustee an officers’ certificate (upon which the Trustee shall have no liability in relying) stating that the deposit was not made by the Issuer with the intent of preferring the Holders of Notes issued under the Indenture over the other creditors of an Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7) the Issuer must deliver to the Trustee an officers’ certificate and an Opinion of Counsel upon which the Trustee shall have the right to rely, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

A Holder of Notes may transfer or exchange Notes in accordance with the terms of the Indenture and in compliance with applicable law. The registrar and Trustee may require a Holder of Notes, among other things, to furnish appropriate endorsements and transfer documents and the Issuer or the Trustee may require a Holder of Notes to pay any taxes and fees required by law or permitted by the Indenture. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except to the extent provided in the next three succeeding paragraphs, the Indenture, the Notes governed thereby or any Note Guarantee issued thereunder may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), and any existing default or compliance with any provision of the Indenture, the Notes governed thereby or any Note Guarantee issued thereunder may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes).

Except as provided in the immediately succeeding paragraph, without the consent of each Holder of Notes issued under the Indenture affected thereby, however, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

(1) reduce the principal amount of Notes issued under the Indenture whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal amount of or change the fixed maturity of any Notes, or alter the provisions with respect to the redemption of any such Notes other than, except as set forth in clause (7) below, the provisions relating to the covenants described under the caption “—Repurchase at the Option of Holders”;

(3) reduce the rate of or change the time for payment of interest on any such Notes;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any such Notes (except a rescission of acceleration of Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes issued under the Indenture and a waiver of the payment default that resulted from such acceleration);

(5) make any such Note payable in currency other than that stated in such Note;

(6) make any change to the provisions of the Indenture relating to waiver of past Defaults or the rights of Holders of the Notes issued thereunder to receive payments of principal of or interest on the Notes;

(7) after the Issuer’s obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligations of the Issuer to make and consummate a Change of Control Offer with respect to a Change of Control that has occurred, including, without limitation, in each case, by amending, changing or modifying any of the definitions relating thereto;

(8) release the Issuer or any Guarantor that is a Significant Subsidiary from any of its obligations under its Note Guarantee or the Indenture otherwise than in accordance with the terms of the Indenture; or

(9) modify or change any provision of the Indenture affecting the ranking of the Notes or Note Guarantees issued thereunder in a manner adverse to the Holders of Notes issued thereunder.

Without the consent of any Holder of Notes, the Issuer, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes governed thereby or the Note Guarantees issued thereunder:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for uncertificated Notes in addition to or in place of certificated Notes;

•	to provide for the assumption of the Issuer or any Guarantor’s obligations to the Holders of such Notes in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s or such Guarantor’s assets;

•	to secure the Notes;

•	to add any Guarantor or release any Guarantor from its Note Guarantee if such release is in accordance with the terms of the Indenture;

•	to conform the text of the Indenture, the Notes, or the Note Guarantees to any provision of this Description of the Notes to the extent that such provision in this “Description of the Exchange Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes, or the Note Guarantees, which intent may be evidenced by an officer’s certificate to that effect;

•	to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture;

•	to make any change that would provide any additional rights or benefits to the Holders of such Notes or that does not adversely affect the rights under the Indenture of any Holder thereunder in any material respect; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Concerning the Trustee

The Indenture contains certain limitations required by the Trust Indenture Act on the rights of the Trustee, should the Trustee in its capacity as Trustee become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain assets received in respect of any such claim as security or otherwise. The Trustee in its individual capacity is permitted to engage in other transactions with the Issuer; however, if the Trustee acquires any conflicting interest as defined under the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign.

The Holders of a majority in aggregate principal amount of the then outstanding Notes under the Indenture have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under the Indenture, subject to certain exceptions. The Indenture provides that in case an Event of Default of which a responsible officer of the Trustee has actual knowledge (as provided in the Indenture) shall occur under the Indenture (which shall not be cured or waived), the Trustee will be required, in the exercise of its rights and powers vested in it by the Indenture, to use the degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes issued thereunder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. The Trustee’s fees, expenses and indemnities are included in the amounts guaranteed by the Note Guarantees.

Governing Law; Jury Trial Waiver

The Indenture, the Notes and the Note Guarantees will be governed by, and construed in accordance with, the laws of the State of New York. The Indenture provides that the Company, the Guarantors and the Trustee, and each Holder of a Note by its acceptance thereof, irrevocably waives, to the fullest extent permitted by applicable law, any and all rights to trial by jury in any legal proceeding arising out of or relating to the Indenture, the Notes, the Note Guarantees or any transaction contemplated thereby.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Additional Assets” means:

(1) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Subsidiary;

(2) the Capital Stock of a Person that becomes a Subsidiary as a result of the acquisition of such Capital Stock by the Issuer or another Subsidiary; or

(3) Capital Stock constituting a non-controlling interest in any Person that at such time is a Subsidiary.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“Applicable Treasury Rate” for any Make-Whole Redemption Date means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to such Make-Whole Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Make-Whole Redemption Date to May 15, 2018; provided, however, that if the period from the Make-Whole Redemption Date to May 15, 2018 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Applicable Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Make-Whole Redemption Date to May 15, 2018 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“asset” means any asset or property, whether real, personal or mixed, tangible or intangible.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Issuer or any Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1) any shares of Capital Stock of a Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Subsidiary);

(2) all or substantially all the assets of any division or line of business of the Issuer or any Subsidiary; or

(3) any other assets or property of the Issuer or any Subsidiary outside of the ordinary course of business of the Issuer or such Subsidiary.

Notwithstanding the foregoing, none of the following shall be deemed to be an Asset Disposition:

(1) a disposition by a Subsidiary to the Issuer or by the Issuer or a Subsidiary to a Subsidiary;

(2) for purposes of the covenant described under “—Repurchase at the Option of Holders—Asset Dispositions” only, a disposition of all or substantially all the assets of the Issuer in compliance with “—Merger, Consolidation or Sale of Assets” or a disposition that constitutes a Change of Control pursuant to the Indenture;

(3) a sale, contribution, conveyance or other transfer of accounts receivable and related assets of the type specified in the definition of Qualified Receivables Transaction by or to a Receivables Entity in a Qualified Receivables Transaction;

(4) the license or sublicense of intellectual property or other intangibles;

(5) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

(6) any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(7) the granting of Security Interests not prohibited by the covenant described above under the caption “—Limitation on Liens”;

(8) the disposition by the Issuer or any of its Subsidiaries in the ordinary course of business of (i) cash and cash equivalents, (ii) inventory and other assets acquired and held for resale in the ordinary course of business, (iii) damaged, worn out or obsolete assets or assets that, in the Company’s reasonable judgment, are no longer used or useful in the business of the Issuer or its Subsidiaries, or (iv) rights granted to others pursuant to leases or licenses, to the extent not materially interfering with the operations of the Issuer or its Subsidiaries;

(9) a Restricted Payment that does not violate the covenant described above under the caption “—Limitations on Restricted Payments”;

(10) any exchange of assets for assets (including a combination of assets (which assets may include Equity Interests or any securities convertible into, or exercisable or exchangeable for, Equity Interests, but which assets may not include any Indebtedness) of comparable or greater market value or usefulness to the business of the Issuer and its Subsidiaries, taken as a whole, which in the event of an exchange of assets with a fair market value in excess of (a) $25.0 million shall be evidenced by an officer’s certificate and (b) $50.0 million shall be set forth in a resolution approved by at least a majority of the members of the Board of Directors of the Issuer; provided that the Issuer shall apply any cash or cash equivalents received in any such exchange of assets as described in the second paragraph under “—Repurchase at the Option of Holders—Asset Dispositions”;

(11) dispositions of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings and exclusive of factoring or similar arrangements;

(12) the issuance by the Issuer or a Subsidiary of preferred stock or any convertible securities;

(13) any sale of Capital Stock or Indebtedness or other securities of a Foreign Subsidiary;

(14) any sale of assets received by the Issuer or any Subsidiary upon foreclosure on a Security Interest;

(15) the unwinding of any Hedging Obligations (including sales under forward contracts);

(16) any dispositions to the extent required by, or made pursuant to customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding agreements;

(17) the lease or sublease of office space;

(18) the abandonment, farm-out, lease, assignment, sub-lease, license or sub-license of any real or personal property in the ordinary course of business;

(19) dispositions of property pursuant to casualty events; and

(20) a single transaction or series of related transactions that involve the disposition of assets with a fair market value of less than the greater of (x) $50.0 million and (y) 5% of Consolidated Net Tangible Assets.

“Attributable Indebtedness,” when used with respect to any Sale and Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate borne by the Notes, compounded on a semiannual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.

“Board of Directors” means, with respect to any Person, the board of directors or comparable governing body of such Person.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited).

“Capitalized Lease” means a lease required to be capitalized for financial reporting purposes in accordance with GAAP.

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under a Capitalized Lease, and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

“Change of Control” means the occurrence of any of the following:

(1) any Transfer (other than by way of merger or consolidation) of all or substantially all of the assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as defined in Section 13(d) of the Exchange Act) or “group” (as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than any Transfer to the Issuer or one or more Subsidiaries of the Issuer;

(2) the adoption of a plan for the liquidation or dissolution of the Issuer (other than in a transaction that complies with the covenant described under “—Certain Covenants—Merger, Consolidation or Sale of Assets”);

(3) a “person” (as defined above) or “group” (as defined above) becomes, directly or indirectly, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than 50% of the voting power of the Voting Stock of the Issuer, other than as a result of (i) any transaction where the voting power of the Voting Stock of the Issuer immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the voting power of the Voting Stock of such beneficial owner or (ii) any merger or consolidation of the Issuer with or into any “person” (as defined above) (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no person (as defined above) is the beneficial owner (as defined above), directly or indirectly, of more than 50% of the voting power of the Voting Stock of such Permitted Person; or

(4) the first day on which a majority of the members of the Board of Directors of the Issuer are not Continuing Directors.

“Consolidated Cash Flow Available for Fixed Charges” means, with respect to any Person for any period:

(1) the sum of, without duplication, the amounts for such period, taken as a single accounting period, of:

(a) Consolidated Net Income;

(b) Consolidated Non-cash Charges;

(c) Consolidated Interest Expense;

(d) Consolidated Income Tax Expense (other than income tax expense (either positive or negative) attributable to extraordinary gains or losses); and

(2) less non-cash items increasing Consolidated Net Income for such period, other than (a) the accrual of revenue consistent with past practice, and (b) reversals of prior accruals or reserves for cash items previously excluded in the calculation of Consolidated Non-cash Charges.

In calculating “Consolidated Cash Flow Available for Fixed Charges” for any period, if any Asset Disposition or Asset Acquisition (whether pursuant to a stock or an asset transaction) shall have occurred since the first day of any twelve month period for which the “Consolidated Cash Flow Available for Fixed Charges” is being calculated, such calculation shall give pro forma effect to such Asset Disposition or Asset Acquisition including, for the avoidance of doubt, any indebtedness incurred in connection with such Asset Disposition or Asset Acquisition.

For the purposes of calculating “Consolidated Cash Flow Available for Fixed Charges,” “Asset Acquisition” means any acquisition of property or series of related acquisitions of property that constitutes all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Person; and “Asset Disposition” means any disposition of property or series of related dispositions of property that involves all or substantially all of the assets of a business, unit or division of a Person or constitutes all or substantially all of the common stock (or equivalent) of a Subsidiary.

“Consolidated Fixed Charge Coverage Ratio” means the ratio of Consolidated Cash Flow Available for Fixed Charges of the Issuer and its Subsidiaries during the most recent four consecutive full fiscal quarters for which financial statements are available (the “Four-Quarter Period”) ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the “Transaction Date”) to Consolidated Fixed Charges of the Issuer and its Subsidiaries for the Four-Quarter Period. Notwithstanding anything to the contrary set forth in the definitions of Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to the incurrence or repayment of Indebtedness or the issuance or redemption of Preferred Stock, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.

For purposes of this definition, Consolidated Cash Flow Available for Fixed Charges and Consolidated Fixed Charges shall be calculated after giving effect on a pro forma basis for the period of such calculation to the incurrence of any Indebtedness or the issuance of any Preferred Stock of the Issuer or any Subsidiary (and the application of the proceeds thereof) and any repayment of Indebtedness or redemption of other Preferred Stock (and the application of the proceeds therefrom) (other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit arrangement) occurring during the Four-Quarter Period or at any time subsequent to the last day of the Four-Quarter Period and on or prior to the Transaction Date, as if such incurrence, repayment, issuance or redemption, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four-Quarter Period.

In calculating Consolidated Fixed Charges for purposes of determining the denominator (but not the numerator) of this Consolidated Fixed Charge Coverage Ratio:

(a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date (although interest with respect to any Indebtedness for periods while the same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding);

(b) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four-Quarter Period (although interest with respect to any Indebtedness for periods while the same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while the same was actually outstanding); and

(c) notwithstanding clause (a) or (b) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Hedging Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of those agreements.

“Consolidated Fixed Charges” for any period means the sum, without duplication, of (a) Consolidated Interest Expense of the Issuer and the Subsidiaries for such period, plus (b) the product of (a) all dividend payments on any series of Disqualified Equity Interests of the Issuer or any Subsidiary or any Preferred Stock of any Subsidiary (other than any such Disqualified Equity Interests or any Preferred Stock held by the Issuer or a Subsidiary or to the extent paid in Qualified Equity Interests) for such period, multiplied by (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of the Issuer and the Subsidiaries, expressed as a decimal.

“Consolidated Income Tax Expense” means, with respect to any Person for any period the provision for federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period as determined on a consolidated basis in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the interest expense of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP (including amortization of original issue discount and deferred financing costs, non-cash interest payments, the interest component of all payments associated with Capitalized Lease Obligations, capitalized interest, net payments, if any, pursuant to interest rate-related Hedging Obligations and imputed interest with respect to Attributable Indebtedness but excluding write-offs associated with the amendment and restatement or repayment of indebtedness).

“Consolidated Net Income” means, with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication:

(1) all extraordinary gains or losses (net of fees and expenses relating to the transaction giving rise thereto);

(2) the portion of net income of such Person and its Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Subsidiaries;

(3) gains or losses in respect of any sales of capital stock or asset sales outside the ordinary course of business (including in a Sale and Leaseback Transaction) by such Person or one of its Subsidiaries;

(4) any gain or loss realized as a result of the cumulative effect of a change in accounting principles;

(5) any fees, expenses and other costs incurred or paid (and write-offs recorded) in connection with the offering of the Notes and the subsequent exchange offer, the Senior Secured Credit Facility, or other Indebtedness;

(6) nonrecurring or unusual gains or losses;

(7) the net after-tax effects of adjustments in the inventory, property and equipment, goodwill and intangible assets line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof;

(8) any fees and expenses incurred (and write-offs recorded) during such period, or any amortization thereof for such period, in connection with any acquisition, investment, asset sale, issuance or repayment or amendment or restatement of indebtedness, issuance of stock, stock options or other equity-based awards, refinancing transaction or amendment or modification of any debt instrument (including without limitation any such transaction undertaken but not completed);

(9) any gain or loss recorded in connection with the designation of a discontinued operation (exclusive of its operating income or loss);

(10) any non-cash compensation or other non-cash expenses or charges arising from the grant of or issuance or repricing of stock, stock options or other equity-based awards or any amendment, modification, substitution or change of any such stock, stock options or other equity-based awards;

(11) any expenses or charges related to any Equity Offering, Asset Disposition, merger, amalgamation, consolidation, arrangement, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful); and

(12) any non-cash impairment, restructuring or special charge or asset write-off or write-down, and the amortization or write-off of intangibles.

“Consolidated Net Tangible Assets” means, in each case, with respect to the Issuer the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all liabilities and liability items, except for Indebtedness payable by its terms more than one year from the date of incurrence thereof (or renewable or extendable at the option of the obligor for a period ending more than one year after such date of incurrence), capitalized rent, capital stock (including redeemable preferred stock) and surplus, surplus reserves and deferred income taxes and credits and other non-current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount, unamortized expenses incurred in the issuance of debt, and other like intangibles which, in each case, under generally accepted accounting principles in effect on the date of the Indenture would be included on a consolidated balance sheet of the Issuer and its Subsidiaries.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of the Person and its Subsidiaries (including without limitation any minority interest) reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP.

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the relevant Person who:

(1) was a member of such Board of Directors on the Issue Date; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Senior Secured Credit Facility) or commercial paper facilities, in each case with banks or other lenders providing for revolving credit loans, term loans or letters of credit, in each case as any such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding the Issuer or Subsidiaries of the Issuer as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement bank credit agreement and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.

“Default” means (1) any Event of Default or (2) any event, act or condition that, after notice or the passage of time or both, would be an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or any of the Guarantors in connection with an Asset Disposition that is designated as “Designated Non-cash Consideration” pursuant to an officers’ certificate, setting forth the basis of such valuation, less the amount of cash or cash equivalents received in connection with a subsequent sale, redemption or payment of, on or with respect to such Designated Non-cash Consideration.

“Disqualified Equity Interests” of any Person means any class of Equity Interests of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the final maturity date of the Notes; provided, however, that any class of Equity Interests of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Equity Interests that are not Disqualified Equity Interests, and that is not convertible, puttable or exchangeable for Disqualified Equity Interests or Indebtedness, will not be deemed to be Disqualified Equity Interests so long as such Person satisfies its obligations with respect thereto solely by the delivery of Equity Interests that are not Disqualified Equity Interests; provided, further, however, that any Equity Interests that would not constitute Disqualified Equity Interests but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests are convertible, exchangeable or exercisable) the right to require the Issuer to redeem such Equity

Interests upon the occurrence of a Change of Control occurring prior to the 91st day after the final maturity date of the Notes shall not constitute Disqualified Equity Interests if the change of control provisions applicable to such Equity Interests are no more favorable to such holders than the provisions described under “—Repurchase at the Option of Holders—Change of Control” in this prospectus and such Equity Interests specifically provide that the Issuer will not redeem any such Equity Interests pursuant to such provisions prior to the Issuer’s purchase of the Notes as required pursuant to the provisions described under “—Repurchase at the Option of Holders—Change of Control.”

“Domestic Subsidiary” means any Subsidiary organized under the laws of the United States, any State thereof or the District of Columbia, other than any such Subsidiary that for U.S. federal income tax purposes is treated as a partnership or disregarded as an entity separate from its sole owner and that is a Subsidiary of a Subsidiary of the Issuer that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code of 1986, as amended.

“Equity Interests” of any Person means (1) any and all shares or other equity interests (including common stock, preferred stock, limited liability company interests and partnership interests) in such Person and (2) all rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) such shares or other interests in such Person, but excluding any debt securities that are convertible into such shares or other interests in such Person.

“Equity Offering” means a public sale for cash of common stock of the Issuer or any direct or indirect parent entity of the Issuer, other than (i) public offerings with respect to common stock of the Issuer or any of its direct or indirect parent entities registered on Form S-4 or Form S-8 or (ii) any sale to any Subsidiary of the Issuer.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Foreign Subsidiary” means any Subsidiary other than a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect on the Issue Date; provided, for the avoidance of doubt, that any leases that are not or would not be characterized as Capitalized Leases under GAAP as in effect on the Issue Date shall not be reclassified as Capitalized Leases and additional liabilities associated with such leases shall not be classified as Indebtedness as a result of any changes in interpretive releases or literature regarding GAAP or any requirements by the independent auditors of the Issuer.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. “Guarantee” when used as a verb shall have a corresponding meaning.

“Guarantor” means:

(1) each Domestic Subsidiary that executes and delivers a Note Guarantee pursuant to the covenant described under “—Certain Covenants—Additional Note Guarantees”; and

(2) each Subsidiary that otherwise executes and delivers a Note Guarantee,

in each case, until such time as such Person is released from its Note Guarantee in accordance with the provisions of the Indenture.

“Hedging Obligations” of any Person means the obligations of such Person under swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices or availability, either generally or under specific contingencies, and including both physical and financial settlement transactions.

“Holder” means any registered holder, from time to time, of any Notes.

“Indebtedness” of any Person at any date means, without duplication:

(a) all liabilities, contingent or otherwise, of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof);

(b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(c) all reimbursement obligations of such Person in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions;

(d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred by such Person in the ordinary course of business in connection with obtaining goods, materials or services;

(e) the maximum fixed redemption or repurchase price of all Disqualified Equity Interests of such Person (but excluding any accrued but unpaid dividends);

(f) all Capitalized Lease Obligations of such Person;

(g) all Indebtedness of others secured by a Security Interest on any asset of such Person, whether or not such Indebtedness is assumed by such Person;

(h) all Indebtedness of others guaranteed by such Person to the extent of such guarantee; provided that Indebtedness of the Issuer or the Subsidiaries that is guaranteed by the Issuer or the Subsidiaries shall only be counted once in the calculation of the amount of Indebtedness of the Issuer and the Subsidiaries on a consolidated basis;

(i) all Attributable Indebtedness; and

(j) all obligations of such Person under conditional sale or other title retention agreements relating to assets purchased by such Person.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, the maximum liability of such Person for any such contingent obligations at such date and, in the case of clause (g), the lesser of (a) the fair market value of any asset subject to a Security Interest securing the Indebtedness of others on the date that the Security Interest attaches and (b) the amount of the Indebtedness secured. For purposes of clause (e), the “maximum fixed redemption or repurchase price” of any Disqualified Equity Interests that do not have a fixed redemption or repurchase price shall be calculated in accordance with the terms of such Disqualified Equity Interests as if such Disqualified Equity Interests were redeemed or repurchased on any date on which an amount of Indebtedness outstanding shall be required to be determined pursuant to the Indenture.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, in each case with stable outlook, or an equivalent rating by any other Rating Agency.

“Issue Date” means May 9, 2013, the date on which Notes were first issued under the Indenture.

“Make-Whole Premium” means, with respect to a Note at any Make-Whole Redemption Date, an amount equal to the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess, if any, of (x) the present value of the sum of the principal amount and premium that would be payable on such Note on May 15, 2018 and all remaining interest payments to and including May 15, 2018 (but excluding any interest accrued to the Make-Whole Redemption Date), discounted on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) from May 15, 2018 to the Make-Whole Redemption Date at a per annum interest rate equal to the Applicable Treasury Rate on such Make-Whole Redemption Date plus 0.50%, over (y) the outstanding principal amount of such Note.

“Make-Whole Redemption Date” with respect to a Make-Whole Redemption, means the date such Make Whole Redemption is effectuated.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Available Cash” from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

(1) all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees (including financial and other advisory fees) and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3) all distributions and other payments required to be made to non-controlling interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition; and

(4) appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Issuer or any Subsidiary after such Asset Disposition.

“Opinion of Counsel” means a written opinion from legal counsel, who may be an employee of or counsel to the Issuer or any of its Subsidiaries, or other counsel who is reasonably acceptable to the Trustee.

“Pari Passu Indebtedness” means any Indebtedness of the Issuer or any Guarantor that ranks pari passu in right of payment with the Notes or the Note Guarantees, as applicable.

“Person” means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

“Preferred Stock” means, with respect to any Person, any and all preferred or preference stock or other equity interests (however designated) of such Person having a preference or priority over other Equity Interests (however designated) of such Person, whether now outstanding or issued after the Issue Date.

“Principal Facility” means any land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing, owned, on the date of the Indenture or thereafter, by the Issuer or a Subsidiary, which has a gross book value (without deduction for any depreciation reserves) at the date as of which the determination is being made of in excess of one percent of the Consolidated Net Tangible Assets, other than any such land, building, machinery or equipment, or leasehold interests and improvements in respect of the foregoing which, in the opinion of the Board of Directors of the Issuer (evidenced by a board resolution), is not of material importance to the business conducted by the Issuer and its Subsidiaries taken as a whole.

“Qualified Equity Interests” of any Person means Equity Interests of such Person other than Disqualified Equity Interests; provided that such Equity Interests shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person until and to the extent such borrowing is repaid or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, without limitation, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refer to Qualified Equity Interests of the Issuer.

“Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1) a Receivables Entity (in the case of a transfer by the Issuer or any of its Subsidiaries) or

(2) any other Person (in the case of a transfer by a Receivables Entity),

or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto, including all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms in all material respects at the time of such transaction (as determined in good faith by the Issuer). The grant of a Security Interest in any Accounts Receivable of the Issuer or any of its Subsidiaries to secure Indebtedness under Credit Facilities shall not be deemed a Qualified Receivables Transaction.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Entity” means (a) a Wholly Owned Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Issuer, which Person engages in the business of the financing of accounts receivable, and in the case of either clause (a) or (b):

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of such entity:

(A) is Guaranteed by the Issuer or any Subsidiary of the Issuer (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

(B) is recourse to or obligates the Issuer or any Subsidiary of the Issuer in any way (other than pursuant to Standard Securitization Undertakings), or

(C) subjects any property or asset of the Issuer or any Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof (other than pursuant to Standard Securitization Undertakings);

(2) the entity is not an Affiliate of the Issuer or is an entity with which neither the Issuer nor any Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms that the Issuer reasonably believes to be no less favorable to the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer; and

(3) is an entity to which neither the Issuer nor any Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Issuer giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions.

“Registration Rights Agreement” means the registration rights agreement among the Issuer, the Guarantors and the initial purchasers relating to the original notes.

“Restricted Payment” means any of the following:

(a) the declaration or payment of any dividend or any other distribution on Equity Interests of the Issuer or any payment made to the direct or indirect holders (in their capacities as such) of Equity Interests of the Issuer, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer but excluding dividends or distributions payable solely in Qualified Equity Interests of the Issuer or through accretion or accumulation of such dividends on such Equity Interests; or

(b) the redemption of any Equity Interests of the Issuer, including, without limitation, any payment in connection with any merger or consolidation involving the Issuer.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any sale or transfer made by the Issuer or one or more Subsidiaries (except a sale or transfer made to the Issuer or one or more Subsidiaries) of any Principal Facility that (in the case of a Principal Facility which is a building or equipment) has been in operation, use or commercial production (exclusive of test and start-up periods) by the Issuer or any Subsidiary for more than 180 days prior to such sale or transfer, or that (in the case of a Principal Facility that is a parcel of real property not containing a building) has been owned by the Issuer or any Subsidiary for more than 180 days prior to such sale or transfer, if such sale or transfer is made with the intention of leasing, or as part of an arrangement involving the lease of such Principal Facility to the Issuer or a Subsidiary (except a lease for a period not exceeding 36 months made with the intention that the use of the leased Principal Facility by the Issuer or such Subsidiary will be discontinued on or before the expiration of such period). The creation of any Secured Debt permitted under the applicable section of the Indenture will not be deemed to create or be considered a Sale and Leaseback Transaction.

“Secured Debt” means outstanding Indebtedness of the Issuer or a Subsidiary which is secured by (a) a Security Interest in any property or assets of the Issuer or any Subsidiary, or (b) a Security Interest in any shares of stock owned directly or indirectly by the Issuer in a Subsidiary. The securing in the foregoing manner of any previously unsecured debt shall be deemed to be the creation of Secured Debt at the time such security is given. The amount of Secured Debt at any time outstanding shall be the aggregate principal amount then owing thereon by the Issuer and the Subsidiaries.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Interest” means any mortgage, pledge, lien, encumbrance or other security interest which secures payment or performance of an obligation.

“Senior Secured Credit Facility” means the Second Amended and Restated Credit Agreement, dated as of March 25, 2011, as amended and restated as of September 30, 2011 and May3, 2013 and as further amended and restated on or prior to the Issue Date, as such agreement may be amended or refinanced, including any agreement(s) extending the maturity of or refinancing (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the Issuer as borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement(s) or any successor or replacement bank credit agreement(s) and whether by the same or any other agent, lender or group of lenders or creditor or group of creditors.

“Senior Secured Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Total Net Debt of the Issuer and the Subsidiaries secured by a Security Interest to (b) Consolidated Cash Flow Available for Fixed Charges of the Issuer and the Subsidiaries for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are available. In the event that the Issuer or any Subsidiary incurs, redeems, retires, defeases or extinguishes any Total Net Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Senior Secured Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Senior Secured Net Leverage Ratio is made, then the Senior Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Net Debt as if the same had occurred at the beginning of the applicable four-quarter period. Notwithstanding anything to the contrary set forth in the definition of Consolidated Cash Flow Available for Fixed Charges (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to an Asset Acquisition, Asset Disposition or incurrence, redemption, retirement, defeasance or extinguishment of Total Net Debt, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer that, taken as a whole, are customary in an accounts receivable transaction.

“Subordinated Indebtedness” means Indebtedness of the Issuer or any Subsidiary that is expressly subordinated in right of payment to the Notes or the guarantees of the Notes by the Issuer or such Subsidiary, as the case may be.

“Subsidiary “ means a corporation, association, partnership, limited liability company or other entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by the Issuer or by one or more other Subsidiaries, or by the Issuer and one or more other Subsidiaries.

“Total Net Debt” means, at any date of determination, (1) the aggregate amount of all outstanding Indebtedness of the Issuer and the Subsidiaries determined on a consolidated basis in accordance with GAAP less (2) up to $200.0 million of cash and cash equivalents of the Issuer and its Subsidiaries determined on a consolidated basis in accordance with GAAP after deducting encumbered cash (other than cash subject to bankers’ liens, rights of set-off and other similar rights), restricted cash and cash equivalents that the Issuer is unable to access within thirty (30) days and net of tax obligations for repatriation. Notwithstanding the foregoing, for purposes of the covenant set forth above under “—Certain Covenants—Limitation on Liens,” a binding commitment to lend under a revolving credit facility shall be deemed to be an incurrence of Indebtedness in the full amount of such commitment on the date that such commitment is entered into, regardless of whether the full amount of such revolving credit facility is actually borrowed, and thereafter the amount of such commitment shall be deemed fully borrowed at all times.

“Total Net Leverage Ratio” means, as of the date of determination, the ratio of (a) the Total Net Debt of the Issuer and the Subsidiaries to (b) Consolidated Cash Flow Available for Fixed Charges of the Issuer and the Subsidiaries for the most recently ended four fiscal quarter period ending immediately prior to such date for which financial statements are available. In the event that the Issuer or any Subsidiary incurs, redeems, retires, defeases or extinguishes any Total Net Debt (other than Indebtedness under a revolving credit facility unless such Indebtedness has been permanently paid and not replaced) subsequent to the commencement of the period for which the Total Net Leverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Total Net Leverage Ratio is made, then the Total Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence, redemption, retirement, defeasance or extinguishment of Total Net Debt as if the same had occurred at the beginning of the applicable four-quarter period. Notwithstanding anything to the contrary set forth in the definition of Consolidated Cash Flow Available for Fixed Charges (and all component definitions referenced in such definitions), whenever pro forma effect is to be given to an Asset Acquisition, Asset Disposition or incurrence, redemption, retirement, defeasance or extinguishment of Total Net Debt, the pro forma calculations shall be determined in good faith by a responsible officer of the Issuer.

“Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger, liquidation, dissolution or otherwise, in one transaction or a series of transactions.

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Voting Stock” means any class or classes of Capital Stock pursuant to which the holders thereof have power to vote in the election of directors, managers or trustees of any Person (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

BOOK ENTRY, DELIVERY AND FORM

We will issue the exchange notes in the form of one or more global notes in registered form without interest coupons attached (the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee, as custodian for DTC, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

The Global Notes

We expect that, pursuant to procedures established by DTC, (i) upon the issuance of the Global Notes, DTC or its custodian will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Notes to the respective accounts of persons who have accounts with such depositary (“participants”) and (ii) ownership of beneficial interests in the Global Notes will be shown on, and the transfer of such ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). Ownership of beneficial interests in the Global Notes will be limited to participants or persons who hold interests through participants. Holders may hold their interests in the Global Notes directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

So long as DTC or its nominee is the registered owner or holder of the exchange notes, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the exchange notes represented by such Global Notes for all purposes under the indenture that governs the exchange notes. No beneficial owner of an interest in the Global Notes will be able to transfer that interest except in accordance with DTC’s procedures, in addition to those provided for under the indenture with respect to the exchange notes.

Payments of the principal of, premium (if any) and interest (including additional interest, if any) on, the Global Notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

We expect that DTC or its nominee, upon receipt of any payment of principal of, and premium (if any) and interest (including additional interest, if any) on the Global Notes, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Notes as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Notes held through such participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers, registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

Transfers between participants in DTC will be effected in the ordinary way through DTC’s same-day funds system in accordance with DTC rules and will be settled in same-day funds. If a holder requires physical delivery of a certificate in registered form for any reason, including to sell exchange notes to persons in states that require physical delivery of the exchange notes, or to pledge such securities, such holder must transfer its interest in a Global Note, in accordance with the normal procedures of DTC and with the procedures set forth in the indenture.

DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes (including the presentation of exchange notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of exchange notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the indenture, DTC may exchange the applicable Global Notes for certificates in registered form, which it will distribute to its participants.

DTC has advised us as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants of DTC they are under no obligation to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or its participants or indirect participants of its obligations under the rules and procedures governing their operations.

Certificates in Registered Form

Certificates in registered form shall be issued in exchange for beneficial interests in the Global Notes if DTC is at any time unwilling or unable to continue as a depositary for the Global Notes and a successor depositary is not appointed by us within 90 days.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, PROSPECTIVE HOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY HOLDERS OF NOTES FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON SUCH HOLDERS UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”); (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) PROSPECTIVE HOLDERS OF NOTES SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The following discussion is a summary of material U.S. federal income tax considerations relevant to the exchange of original notes for exchange notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Code, Treasury Regulations, Internal Revenue Service (the “IRS”) rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of exchange notes. We cannot assure you that the IRS will not challenge one or more of the tax considerations described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the IRS or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, U.S. persons whose functional currency is not the U.S. dollar, or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

Exchange of Notes

The exchange of original notes for exchange notes in the exchange offer will not constitute a taxable event to holders. Consequently,

•	no gain or loss will be recognized by a holder upon receipt of a exchange note;

•	the holding period of the exchange note will include the holding period of the original note; and

•	the adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the original note immediately before the exchange.

Investors considering the exchange of original notes for exchange notes are urged to consult their own tax advisors regarding the application of the U.S. federal income tax consequences in light of their particular situations, as well as any consequences arising under laws of any other taxing jurisdiction.

THE PRECEDING DISCUSSION OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. WE URGE EACH PROSPECTIVE INVESTOR TO CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR NOTES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the exchange notes by employee benefit plans that are subject to Title I of the United States Employee Retirement Income Security Act of 1974 (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the exchange notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of exchange notes by an ERISA Plan with respect to which the issuer, the initial purchasers or the guarantors are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.

In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the exchange notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts, and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction, and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the original notes should not be exchanged for exchange notes by any person investing “plan assets” of any Plan, unless such exchange will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the exchange notes constitutes assets of any Plan or (ii) the exchange of the original notes for the exchange notes or the holding of the exchange notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the exchange notes (and holding the exchange notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase and holding of the exchange notes (and exchange of the exchange notes).

Purchasers of the exchange notes have the exclusive responsibility for ensuring that their purchase and holding of the exchange notes complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or Similar Laws.

PLAN OF DISTRIBUTION

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for the original notes may be offered for resale, resold or otherwise transferred by holders thereof, other than any holder which is (A) an “affiliate” of our company within the meaning of Rule 405 under the Securities Act, (B) a broker-dealer who acquired notes directly from our company or (C) broker-dealers who acquired notes as a result of market-making or other trading activities, without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such exchange notes are acquired in the ordinary course of such holders’ business, and such holders are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of such exchange notes. However, broker-dealers receiving the exchange notes in the exchange offer will be subject to a prospectus delivery requirement with respect to resales of such exchange notes. To date, the staff of the SEC has taken the position that these broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer, other than a resale of an unsold allotment from the sale of the original notes to the initial purchasers thereof, with the prospectus contained in the exchange offer registration statement. Pursuant to the registration rights agreement, we have agreed to permit these broker-dealers to use this prospectus in connection with the resale of such exchange notes. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, and any amendment or supplement to this prospectus, available to, and promptly send additional copies of this prospectus, and any amendment or supplement to this prospectus, to, any broker-dealer that requests such documents in the letter of transmittal for use in connection with any such resale.

Each holder of the original notes who wishes to exchange its original notes for exchange notes in the exchange offer will be required to make certain representations to us as set forth in “The Exchange Offer.”

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account in the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay the expenses incident to the exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act, as set forth in the registration rights agreement.

LEGAL MATTERS

Certain legal matters with respect to the legality of the exchange notes offered hereby and the guarantees thereof will be passed upon for us by Victor M. Casini, Esq., our Senior Vice President, General Counsel, and Corporate Secretary.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Current Report on Form 8-K dated January 27, 2014, and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2012, have been audited by Deloitte & Touche, LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports and other information with the SEC. You can read and copy any materials we file with the SEC at its Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Unless explicitly listed under the heading “Incorporation by Reference” herein, the information on the SEC’s website is not incorporated by reference into this prospectus. We have agreed that, if we are not subject to the informational requirements of Section 13 or 15(d) of the Exchange Act at any time while the original notes constitute “restricted securities” within the meaning of the Securities Act, we will furnish to holders and beneficial owners of the original notes and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the original notes. You may request a copy of our SEC filings at no cost, by writing or telephoning us at the following address:

Corporate Secretary

LKQ Corporation

500 West Madison Street, Suite 2800

Chicago, Illinois 60661

(312) 621-1950

LKQ Corporation

Offer to Exchange up to

$600,000,000

4.75% Senior Notes due 2023

which have been registered under the Securities Act of 1933

for any and all outstanding unregistered

4.75% Senior Notes due 2023

PROSPECTUS

, 2014

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

LKQ Corporation—Delaware General Corporate Law

LKQ Corporation (the “Corporate Registrant”) is organized as a corporation under Delaware law and is subject to the provisions of the General Corporation Law of the State of Delaware (the “DGCL”). The following description is intended only as a summary and is qualified in its entirety by reference to the Certificate of Incorporation of the Corporate Registrant, the bylaws of the Corporate Registrant and the DGCL.

The Corporate Registrant is organized under the DGCL, which empowers Delaware corporations to indemnify any director or officer, or former director or officer, who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided further that such director or officer had no reasonable cause to believe his conduct was unlawful.

The DGCL also empowers Delaware corporations to provide similar indemnity to any director or officer, or former director or officer, for expenses, including attorneys’ fees, actually and reasonably incurred by the person in connection with the defense or settlement of actions or suits by or in the right of the corporation if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the interests of the corporation, except in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or such other court shall deem proper.

The DGCL further provides that (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit, or proceeding described above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, and (ii) indemnification and advancement of expenses provided by, or granted pursuant to, the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled.

The DGCL permits a Delaware corporation to purchase and maintain, on behalf of any director or officer, insurance against liabilities incurred in such capacities. The DGCL also permits a corporation to pay expenses incurred by a director or officer in advance of the final disposition of an action, suit, or proceeding, upon receipt of an undertaking by the director or officer to repay such amount if it is determined that such person is not entitled to indemnification.

As permitted by the DGCL, the Corporate Registrant’s certificate of incorporation eliminates the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty except, to the extent provided by applicable law, (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which a director derived an improper personal benefit. In addition, the Corporate Registrant’s certificate of incorporation provides that it is required to indemnify its directors and officers to the fullest extent permitted by the DGCL for any expenses, liabilities or other matters, that such indemnification is not exclusive of any other right to indemnification that such person may be entitled to otherwise, and that the right to such indemnification is available for current and former directors and officers, and inures to the benefit of their heirs, executors, and administrators. The Corporate Registrant’s bylaws also contain provisions for indemnification of its directors and officers consistent with the provisions of the DGCL.

The Corporate Registrant has also entered into an indemnification agreement with each of its directors and officers which provides for certain rights to indemnification and payment of expenses in addition to and in furtherance of the indemnification provisions in our certificate of incorporation.

The Corporate Registrant has obtained insurance policies indemnifying its directors and officers against certain civil liabilities and related expenses.

Additional Registrants

Many of LKQ’s subsidiary guarantors are incorporated or formed in other jurisdictions that have laws governing the indemnification of directors and officers that are substantially similar to the DGCL. In addition, the constituent documents of some of the subsidiary guarantors include similar provisions to those described above.

Item 21. Exhibits and Financial Statement Schedules

The exhibits to this registration statement are listed on the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 22. Undertakings

(a)	Each of the undersigned registrants hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, an undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(b) Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each of the undersigned registrants hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)2 of the Act.

(e) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES OF ISSUER

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

LKQ CORPORATION

By	/s/ Robert L. Wagman
Name:	Robert L. Wagman
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ Robert L. Wagman	President and Chief Executive Officer
Robert L. Wagman	(principal executive officer)

/s/ John S. Quinn	Executive Vice President and Chief Financial Officer
John S. Quinn	(principal financial officer)

/s/ Michael S. Clark	Vice President – Finance and Controller
Michael S. Clark	(principal accounting officer)

/s/ A. Clinton Allen
A. Clinton Allen	Director

/s/ Ronald G. Foster
Ronald G. Foster	Director

/s/ Joseph M. Holsten
Joseph M. Holsten	Director

/s/ Blythe J. McGarvie
Blythe J. McGarvie	Director

/s/ Paul M. Meister
Paul M. Meister	Director

/s/ John F. O’Brien
John F. O’Brien	Director

/s/ Guhan Subramanian
Guhan Subramanian	Director

/s/ Robert L. Wagman
Robert L. Wagman	Director

/s/ William M. Webster, IV
William M. Webster, IV	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

Akron Airport Properties, Inc.
American Recycling International, Inc.
A-Reliable Auto Parts & Wreckers, Inc.
ATK Motorsports Inc.
Budget Auto Parts U-Pull-It, Inc.
City Auto Parts of Durham, Inc.
Double R Auto Sales, Inc.
Gearhead Engines Inc.
Keystone Automotive Industries, Inc.
Kwik Auto Body Supplies, Inc.
Lakefront Capital Holdings, Inc.
LKQ 250 Auto, Inc.
LKQ A&R Auto Parts, Inc.
LKQ All Models Corp.
LKQ Apex Auto Parts, Inc.
LKQ Auto Parts of Central California, Inc.
LKQ Auto Parts of Memphis, Inc.
LKQ Auto Parts of North Texas, Inc.
LKQ Best Automotive Corp.
LKQ Birmingham, Inc.
LKQ Brad’s Auto & Truck Parts, Inc.
LKQ Broadway Auto Parts, Inc.
LKQ Copher Self Service Auto Parts-Bradenton Inc.
LKQ Copher Self Service Auto Parts-Clearwater Inc.
LKQ Copher Self Service Auto Parts-St. Petersburg Inc.
LKQ Copher Self Service Auto Parts-Tampa Inc.
LKQ Crystal River, Inc.
LKQ Foster Auto Parts Salem, Inc.
LKQ Foster Auto Parts, Inc.
LKQ Gorham Auto Parts Corp.
LKQ Great Lakes Corp.
LKQ Holding Co.
LKQ Hunts Point Auto Parts Corp.
LKQ Lakenor Auto & Truck Salvage, Inc.
LKQ Management Company
LKQ Metro, Inc.
LKQ Mid-America Auto Parts, Inc.
LKQ Midwest Auto Parts Corp.
LKQ Minnesota, Inc.
LKQ of Indiana, Inc.
LKQ of Michigan, Inc.
LKQ of Nevada, Inc.
LKQ of Tennessee, Inc.
LKQ Online Corp.
LKQ Penn-Mar, Inc.
LKQ Plunks Truck Parts & Equipment - Jackson, Inc.
LKQ Powertrain, Inc.
LKQ Precious Metals, Inc.
LKQ Raleigh Auto Parts Corp.
LKQ Route 16 Used Auto Parts, Inc.
LKQ Salisbury, Inc.

LKQ Savannah, Inc.
LKQ Self Service Auto Parts-Holland, Inc.
LKQ Self Service Auto Parts-Kalamazoo, Inc.
LKQ Self Service Auto Parts Tulsa, Inc.
LKQ Smart Parts, Inc.
LKQ Taiwan Holding Company
LKQ Tire & Recycling, Inc.
LKQ Trading Company
LKQ Triplett ASAP, Inc.
LKQ U-Pull-It Auto Damascus, Inc.
LKQ U-Pull-It Tigard, Inc.
LKQ West Michigan Auto Parts, Inc.
Michael Auto Parts, Incorporated
North American ATK Corporation
P.B.E. Specialties, Inc.
Pick-Your-Part Auto Wrecking
Potomac German Auto South, Inc.
Potomac German Auto, Inc.
Redding Auto Center, Inc.
Supreme Auto Parts, Inc.
U-Pull-It, Inc.
(Registrants)

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ Robert L. Wagman	President (principal executive officer) and a Director
Robert L. Wagman

/s/ John S. Quinn	Vice President and Chief Financial Officer
John S. Quinn	(principal financial officer) and a Director

/s/ Michael S. Clark	Vice President – Finance and Controller
Michael S. Clark	(principal accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

Damron Holding Company, LLC
LKQ Auto Parts of Orlando, LLC
(Registrants)

By:	LKQ Crystal River, Inc.
Sole Member

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ John S. Quinn	Vice President and Chief Financial Officer of LKQ Crystal
John S. Quinn	River, Inc., the Sole Managing Member of the Registrants

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

KAI China LLC
KAIR IL, LLC
(Registrants)

By:	Keystone Automotive Industries, Inc.
Sole Member

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ John S. Quinn	Vice President and Chief Financial Officer of
John S. Quinn	Keystone Automotive Industries, Inc., the Sole Managing Member of the Registrants

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

Scrap Processors, LLC
U-Pull-It, North, LLC
(Registrants)

By:	A-Reliable Auto Parts & Wreckers, Inc.
Sole Member

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ John S. Quinn	Vice President and Chief Financial Officer of
John S. Quinn	A-Reliable Auto Parts & Wreckers, Inc., the Sole Managing Member of the Registrants

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

LKQ Finance 1 LLC
LKQ Finance 2 LLC
(Registrants)

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ Robert L. Wagman	President (principal executive officer) and a Manager
Robert L. Wagman

/s/ John S. Quinn	Vice President and Chief Financial Officer (principal
John S. Quinn	financial officer) and a Manager

/s/ Joseph M. Holsten	Manager
Joseph M. Holsten

/s/ Michael S. Clark	Vice President – Finance and Controller
Michael S. Clark	(principal accounting officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

LKQ Auto Parts of Utah, LLC
(Registrant)

By:	LKQ of Indiana, Inc.
Sole Member
By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ John S. Quinn	Vice President and Chief Financial Officer of LKQ of
John S. Quinn	Indiana, Inc., the Sole Managing Member of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

LKQ Self Service Auto Parts-Memphis LLC
(Registrant)

By:	LKQ of Tennessee, Inc.
Sole Member

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ John S. Quinn	Vice President and Chief Financial Officer of
John S. Quinn	LKQ of Tennessee, Inc., the Sole Managing Member of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

Accu-Parts LLC
DAP Trucking, LLC
Greenleaf Auto Recyclers, LLC
LKQ 1st Choice Auto Parts, LLC
LKQ Foster Auto Parts Westside LLC
LKQ Southwick LLC
(Registrants)

By:	LKQ Corporation
Sole Member

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ John S. Quinn	Vice President and Chief Financial Officer of LKQ
John S. Quinn	Corporation, the Sole Managing Member of the Registrants

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

Pull-N-Save Auto Parts, LLC
(Registrant)

By:	LKQ Holding Co.
Member

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

By:	LKQ of Nevada, Inc.
Member

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ John S. Quinn	Vice President and Chief Financial Officer of
John S. Quinn	LKQ Holding Co. and LKQ of Nevada, Inc., the Managing Members of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

Speedway Pull-N-Save Auto Parts, LLC
(Registrant)

By:	LKQ Holding Co.
Member

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

By:	Michael Auto Parts, Incorporated
Member

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ John S. Quinn	Vice President and Chief Financial Officer of
John S. Quinn	LKQ Holding Co. and Michael Auto Parts, Incorporated, the Managing Members of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

LKQ Atlanta, L.P.
(Registrant)

By:	Damron Holding Company, LLC
General Partner

By:	LKQ Crystal River, Inc.
Sole Member of Damron Holding Company, LLC

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ John S. Quinn John S. Quinn	Vice President and Chief Financial Officer of LKQ Crystal River, Inc., the Sole Member of Damron Holding Company, LLC, the General Partner of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

LKQ Auto Parts of North Texas, L.P.
(Registrant)

By:	LKQ Holding Co.
General Partner

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ John S. Quinn John S. Quinn	Vice President and Chief Financial Officer of LKQ Holding Co., the General Partner of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on January 27, 2014.

LKQ Heavy Truck-Texas Best Diesel, L.P.
(Registrant)

By:	LKQ Auto Parts of North Texas, Inc.
General Partner

By	/s/ John S. Quinn
Name:	John S. Quinn
Title:	Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert L. Wagman and Victor M. Casini, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and any related registration statements to be filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 27th day of January, 2014.

Signature	Title

/s/ John S. Quinn John S. Quinn	Vice President and Chief Financial Officer of LKQ Auto Parts of North Texas, Inc., the General Partner of the Registrant

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	Indenture dated as of May 9, 2013 among LKQ Corporation, as Issuer, the Guarantors and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s report on Form 8-K filed with the SEC on May 10, 2013).

4.2	Registration Rights Agreement dated as of May 9, 2013 among LKQ Corporation, the Guarantors, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Representative of the Initial Purchasers (incorporated herein by reference to Exhibit 10.1 to the Company’s report on Form 8-K filed with the SEC on May 10, 2013).

5.1*	Opinion of Victor M. Casini.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Victor M. Casini (included in Exhibit 5.1).

24.1*	Powers of Attorney (included on signature pages).

25.1*	Form T-1 Statement of Eligibility of Trustee.

99.1*	Form of Letter of Transmittal.

99.2*	Form of Notice of Guaranteed Delivery.

99.3*	Form of Letter to Clients.

99.4*	Form of Letter to Registered Holders.

99.5*	Form of Instruction to Registered Holder from Beneficial Owner.

*	Filed herewith.